The information in this preliminary prospectus supplement is not complete and may be changed. Neither this preliminary prospectus supplement nor the accompanying prospectus is an offer to sell the securities and neither is soliciting any offer to buy the securities in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-105532

Subject to Completion
Preliminary Prospectus Supplement dated March 12, 2008

Prospectus Supplement
(To Prospectus dated June 9, 2005)

$

American Electric Power Company, Inc.

% Junior Subordinated Debentures
_________________________

          This is an offering of $         of         % Junior Subordinated Debentures to be issued by American Electric Power Company, Inc., a New York corporation. We will pay interest on the debentures at a rate of         % per annum on March 1, June 1, September 1, and December 1 of each year unless payment is deferred as described below. The first such payment will be made on June 1, 2008. The debentures will be issued in registered form and in denominations of $25 and integral multiples thereof. The debentures will mature on March 1, 2063, subject to extensions to no later than March 1, 2068, as described in this prospectus supplement.

          We may defer interest payments on the debentures on one or more occasions for up to 10 consecutive years as described in this prospectus supplement. Deferred interest payments will accrue additional interest at a rate equal to the interest rate on the debentures, compounded on each interest payment date, to the extent permitted by law.

          We may redeem the debentures at our option at the times and the prices described in this prospectus supplement. We will apply for the listing of the debentures on the New York Stock Exchange. If approved for listing, trading on the New York Stock Exchange is expected to commence within 30 days after the debentures are first issued. Currently, there is no public market for the debentures. Please read the information provided under the caption "Specific Terms of the Junior Subordinated Debentures" in this prospectus supplement and "Description of the Junior Subordinated Debentures" in the accompanying prospectus for a more detailed description of the debentures.

_________________________

          Investing in the Junior Subordinated Debentures involves risks. See “Risk Factors” on page S-8 of this prospectus supplement.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the related prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Per Junior Subordinated
	Debenture	Total(2)
Initial public offering price (1)	$25	$
Underwriting discount	$	$
Proceeds, before expenses, to American Electric Power Company, Inc.	$	$

(1)     Plus accrued interest, if any, from March     , 2008.
(2)     Assumes no exercise of over-allotment option.

_________________________

          We have granted the underwriters an over-allotment option to purchase up to an additional $         aggregate principal amount of debentures for 30 days following the date of this prospectus supplement. Should the underwriters exercise this option in full, the total initial public offering price, underwriting discount and proceeds, before expenses, of American Electric Power Company, Inc. will be $         , $         and $          , respectively.

          We expect that the Junior Subordinated Debentures will be ready for delivery through The Depository Trust Company, Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme on or about March     , 2008.

_________________________

Joint Structuring Advisors and Joint Book-Running Managers

Citi		Merrill Lynch & Co.
Joint Book-Running Managers
Morgan Stanley	UBS Investment Bank	Wachovia Securities
Co-Manager
Goldman, Sachs & Co.

March , 2008

ABOUT THIS PROSPECTUS SUPPLEMENT

          This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of the Junior Subordinated Debentures and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which does not apply to the Junior Subordinated Debentures. If the description of the Junior Subordinated Debentures varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

          You should rely only on the information contained or incorporated by reference in this prospectus supplement and in the accompanying prospectus and in any written communication from the Company or the underwriters specifying the final terms of the offering. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus is accurate as of the date on their respective covers. Our business, financial condition, results of operations and prospects may have changed since those dates.

WHERE YOU CAN FIND MORE INFORMATION

          We file annual, quarterly and special reports and other information with the Securities and Exchange Commission (“SEC”). You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also examine our SEC filings through the SEC’s web site at http://www.sec.gov or at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

          The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the document listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all the Junior Subordinated Debentures offered hereby:

          Annual Report on Form 10-K for the year ended December 31, 2007.

          You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

American Electric Power Service Corporation
1 Riverside Plaza
Columbus, Ohio 43215
Attn: Rebecca Buonavolonte
614-716-1000

SUMMARY INFORMATION

          The following information supplements, and should be read together with, the information contained in the accompanying prospectus. You should carefully read this prospectus supplement and the accompanying prospectus as well as the documents they incorporate by reference, before making an investment decision. Unless we state otherwise or the context otherwise requires, references appearing in this prospectus supplement to the “Company”, “we”, “us” and “our” should be read to refer to American Electric Power Company, Inc. and its subsidiaries.

American Electric Power Company, Inc.

          We are one of the largest investor-owned public utility holding companies in the United States. We provide, directly or indirectly, generation, transmission and distribution services to over five million retail customers in eleven states (Arkansas, Indiana, Kentucky, Louisiana, Michigan, Ohio, Oklahoma, Tennessee, Texas, Virginia and West Virginia) through our electric utility operations.

Our portfolio of assets includes:

  Approximately 38,000 megawatts of generating capacity, one of the largest complements of generation in the United States;

  Approximately 39,000 miles of transmission lines;

  Approximately 213,000 miles of distribution lines that support delivery of electricity to our customers’ premises; and

  Substantial coal transportation assets (over 8,400 railcars, 2,650 barges, 52 towboats and a coal handling terminal with 20 million tons of annual capacity).

Our principal executive offices are located at 1 Riverside Plaza, Columbus, Ohio, and our telephone number is (614) 716-1000.

The Offering

          The following summary contains basic information about this offering. For a more complete understanding of this offering, we encourage you to read this entire prospectus supplement, including “Specific Terms of the Junior Subordinated Debentures,” and the accompanying prospectus, including “Description of the Junior Subordinated Debentures.”

Issuer	American Electric Power Company, Inc.

Securities Offered	$ principal amount of % Junior Subordinated Debentures ($ principal amount if the underwriters exercise their over-allotment option in full).

Denominations	$25 and integral multiples thereof.

Maturity
March 1, 2063, which will be automatically extended for an additional one-calendar quarter period on March 1, 2013 and on each March 1, June 1, September 1, and December 1 thereafter through and including December 1, 2017, unless earlier redeemed. The maturity date shall be no later than March 1, 2068. See “Specific Terms of the Junior Subordinated Debentures—Interest and Maturity” in this prospectus supplement.

Interest
The Junior Subordinated Debentures will bear interest at a rate of % per annum payable quarterly in arrears on March 1, June 1, September 1, and December 1 of each year, commencing June 1, 2008.

See “Specific Terms of the Junior Subordinated Debentures—Interest and Maturity” in this prospectus supplement.

Ranking

The Junior Subordinated Debentures will be our unsecured junior subordinated obligations and will rank junior in right of payment to all of our Senior Indebtedness (as defined in this prospectus supplement under “Specific Terms of the Junior Subordinated Debentures—Ranking of the Junior Subordinated Debentures”). As of December 31, 2007, we had approximately $1.4 billion of Senior Indebtedness outstanding.

In addition, the Junior Subordinated Debentures are effectively subordinated to all existing and future indebtedness and other liabilities, including trade payables debt and preferred stock, incurred or issued by our subsidiaries. As of December 31, 2007, the total indebtedness of our subsidiaries was approximately $14.6 billion; this amount does not include other liabilities.

Anticipated Ratings
We expect that the Junior Subordinated Debentures will be assigned a rating of BB+ by Standard & Poor’s Ratings Services, Baa3 by Moody’s Investors Service, Inc. and BBB- by Fitch Ratings. We expect the Junior Subordinated Debentures will be assigned a stable outlook from each rating agency. Ratings from credit rating agencies are not recommendations to buy, sell or hold our securities and may be subject to revision or withdrawal at any time by the applicable rating agency and should be evaluated independently of any other ratings.

Redemption
We may redeem the Junior Subordinated Debentures at our option in whole or in part on one or more occasions on or after March 1, 2013 at a redemption price equal to 100% of their principal amount, plus any accrued and unpaid interest thereon to the redemption date. In addition, we may redeem the Junior Subordinated Debentures before March 1, 2013 (i) in whole or in part on one or more occasions at a redemption price equal to a make-whole amount (as described under “Specific Terms of the Junior Subordinated Debentures—Redemption” in this prospectus supplement) plus any accrued and unpaid interest thereon; (ii) in whole, but not in part, at a redemption price equal to 100% of their principal amount, plus any accrued and unpaid interest thereon to the redemption date, if certain changes in tax laws, regulations or interpretations occur; and (iii) in whole or in part on one or more occasions at a redemption price equal to the rating agency event make-whole amount (as described under “Specific Terms of the Junior Subordinated Debentures—Right to Redeem Upon a Rating Agency Event” in this prospectus supplement), plus any accrued and unpaid interest thereon to the redemption date, if a credit rating agency makes certain changes in the equity credit criteria for securities such as the Junior Subordinated Debentures.

Option to Defer Interest Payments
So long as no event of default has occurred and is continuing with respect to the Junior Subordinated Debentures, we have the option to defer interest payments on the Junior Subordinated Debentures, from time to time, for one or more periods (each, an “Optional Deferral Period”) of up to 10 consecutive years per Optional Deferral Period. In other words, we may declare at our discretion up to a 10-year interest payment moratorium on the Junior Subordinated Debentures and may choose to do that on more than one occasion. We may not defer payments beyond the maturity date of the Junior Subordinated Debentures, and we may not begin a new Optional Deferral Period until we have paid all accrued interest on the Junior Subordinated Debentures from any previous Optional Deferral Periods. Any deferred interest will accrue additional interest at a rate equal to the interest rate on the Junior Subordinated Debentures to the extent permitted by law. Once all accrued and unpaid interest on the Junior Subordinated Debentures has been paid, we can begin a new Optional Deferral Period. We, however, have no current intention of deferring interest payments on the Junior Subordinated Debentures. See “Specific Terms of the Junior Subordinated Debentures—Option to Defer Interest Payments” in this prospectus supplement.

Certain Limitations During an
Optional Deferral Period
Unless we have paid all accrued and payable interest on the Junior Subordinated Debentures, we will not, and will not permit any of our majority-owned subsidiaries to: (i) declare or pay any dividends or distributions, or redeem, purchase, acquire or make a liquidation payment, on any shares of capital stock of American Electric Power Company, Inc.; (ii) make any payment of principal of, or interest or premium, if any, on or repay, purchase or redeem any of our debt securities that rank upon our liquidation on a parity with or junior to the Junior Subordinated Debentures; or (iii) make any payments with respect to any guarantee by us of debt securities if such guarantee ranks upon liquidation on a parity with or junior to the Junior Subordinated Debentures, subject to certain exceptions. See “Specific Terms of the Junior Subordinated Debentures—Option to Defer Interest Payments” in this prospectus supplement.

Replacement Capital Covenant

On or about the time of the initial issuance of the Junior Subordinated Debentures, we will enter into a covenant for the benefit of holders of a designated series of Senior Indebtedness (referred to as the “Replacement Capital Covenant”) that we will not repay, redeem or purchase, or otherwise satisfy, discharge or defease (collectively, “defease”) the Junior Subordinated Debentures, and that none of our majority-owned subsidiaries will purchase the Junior Subordinated Debentures, prior to March 1, 2038 unless, subject to certain limitations, during the 180 days prior to the date of that redemption, purchase or defeasance, we have received a specified amount of proceeds from the sale of qualifying securities that have equity-like characteristics that are the same as, or more equity-like than, the applicable characteristics of the Junior Subordinated Debentures at the time of redemption, purchase or defeasance.

The Replacement Capital Covenant is not intended for the benefit of holders of the Junior Subordinated Debentures and may not be enforced by them, and the Replacement Capital Covenant is not a term of the Junior Subordinated Debentures or of the indenture or the officer’s certificate pursuant to which the Junior Subordinated Debentures will be issued. See “Certain Terms of the Replacement Capital Covenant” in this prospectus supplement.

U.S. Federal Income Tax Considerations

In connection with the issuance of the Junior Subordinated Debentures, Hunton & Williams LLP will render its opinion that, for United States federal income tax purposes, the Junior Subordinated Debentures will be classified as indebtedness (although there is no controlling authority directly on point). This opinion is subject to certain customary conditions. See “Certain U.S. Federal Income Tax Considerations” in this prospectus supplement.

Each holder of Junior Subordinated Debentures, by accepting the Junior Subordinated Debentures or a beneficial interest therein, will agree to treat them as indebtedness for all United States federal, state and local tax purposes. We intend to treat the Junior Subordinated Debentures in the same manner.

If we elect to defer interest on the Junior Subordinated Debentures, the holders of the Junior Subordinated Debentures will be required to accrue interest income for United States federal income tax purposes as original issue discount in the amount of the accrued and unpaid interest payments on the Junior Subordinated Debentures. As a result, holders of the Junior Subordinated Debentures will include original issue discount in gross income before they receive cash interest payments, regardless of the holders’ regular method of accounting for United States federal income tax purposes.

If a holder sells its Junior Subordinated Debentures before the record date for the payment of interest at the end of an Optional Deferral Period, the holder will not receive such interest. Instead, the accrued interest will be paid to the holder of record on the record date regardless of who the holder of record may have been on any other date during the Optional Deferral Period. Moreover, the accrued original issue discount will be added to the holder’s adjusted tax basis in the Junior Subordinated Debentures but may not be reflected in the amount realized by the holder on the sale. To the extent the amount realized on a sale is less than a holder’s adjusted tax basis, the holder will recognize a capital loss for United States federal income tax purposes. The deductibility of capital losses is subject to limitations. See “Certain U.S. Federal Income Tax Considerations—U.S. Holders—Sale, Exchange, Redemption or Retirement of the Junior Subordinated Debentures” in this prospectus supplement.

Reopening of the Series
We may, without the consent of the holders of the Junior Subordinated Debentures, increase the principal amount of the series and issue additional junior subordinated debentures of such series having the same ranking, interest rate, maturity and other terms as the Junior Subordinated Debentures. Any such additional junior subordinated debentures may, together with the Junior Subordinated Debentures offered hereby, constitute a single series of securities under the indenture.

Use of Proceeds
The net proceeds from the sale of the Junior Subordinated Debentures will be used for general corporate purposes including the payment of short-term indebtedness. If we do not use the net proceeds immediately, we will temporarily invest them in short-term, interest-bearing obligations.

Trustee	The Bank of New York.

Governing Law
The Junior Subordinated Debentures, and the indenture and supplemental indenture pursuant to which the Junior Subordinated Debentures will be issued, will be governed by and construed in accordance with the laws of the State of New York.

Listing
We will apply for the listing of the Junior Subordinated Debentures on the New York Stock Exchange. If approved for listing, the Junior Subordinated Debentures are expected to begin trading on the New York Stock Exchange 30 days after initial issuance.

RISK FACTORS

          You should carefully consider the risks and uncertainties described below as well as any cautionary language or other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2007, before investing in the Junior Subordinated Debentures. The risks described therein or set forth below are those that we consider to be the most significant to your decision whether to invest in the Junior Subordinated Debentures. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations, our financial results and the value of our securities.

Our obligations under the Junior Subordinated Debentures will be subordinated to all of our Senior Indebtedness.

          Our obligations under the Junior Subordinated Debentures will be subordinated to all of our Senior Indebtedness as defined under “Specific Terms of the Junior Subordinated Debentures—Ranking of the Junior Subordinated Debentures” in this prospectus supplement. This means that we cannot make any payments on the Junior Subordinated Debentures until all holders of our Senior Indebtedness have been paid in full, or provision has been made for such payment, if the Senior Indebtedness is in default (subject to certain exceptions for grace periods and waivers). As of December 31, 2007, we had approximately $1.4 billion of Senior Indebtedness outstanding.

We must rely on cash from our subsidiaries to make payments on the Junior Subordinated Debentures.

          We are a holding company that derives substantially all of our income from our operating subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts on the Junior Subordinated Debentures or to make any funds available for such payment. Therefore, the Junior Subordinated Debentures will be effectively subordinated to all existing and future indebtedness and other liabilities, including trade payables, debt and preferred stock incurred or issued by our subsidiaries. In addition to trade liabilities, many of our operating subsidiaries incur debt in order to finance their business activities. All of this indebtedness will be effectively senior to the Junior Subordinated Debentures. In addition, each subsidiary’s ability to pay dividends to us depends on any statutory, regulatory and/or contractual restrictions that may be applicable to such subsidiary. The subordinated indenture pursuant to which the Junior Subordinated Debentures will be issued does not place any limit on the amount of Senior Indebtedness that we may issue, guarantee or otherwise incur or the amount of liabilities, including debt or preferred stock, that our subsidiaries may issue, guarantee or otherwise incur. We expect we and our subsidiaries will from time to time incur additional indebtedness and other liabilities that will be senior to the Junior Subordinated Debentures. At December 31, 2007, the total indebtedness of our subsidiaries was approximately $14.6 billion; this amount does not include other liabilities.

We can defer interest payments on the Junior Subordinated Debentures for one or more periods of up to 10 years. This may affect the market price of the Junior Subordinated Debentures.

          We have the option to defer interest payments on the Junior Subordinated Debentures, from time to time, for one or more Optional Deferral Periods of up to 10 consecutive years. At the end of an Optional Deferral Period, if all amounts due are paid, we would be permitted to start a new Optional Deferral Period of up to 10 consecutive years. During any Optional Deferral Period, interest on the Junior Subordinated Debentures would be deferred but would accrue additional interest at a rate equal to the interest rate on the Junior Subordinated Debentures, to the extent permitted by law. See “Specific Terms of the Junior Subordinated Debentures—Option to Defer Interest Payments” in this prospectus supplement.

          If we exercise our right to defer interest payments, the Junior Subordinated Debentures may trade at a price that does not fully reflect the value of accrued but unpaid interest on the Junior Subordinated Debentures or that is otherwise less than the price at which the Junior Subordinated Debentures may have been traded if we had not exercised such right. In addition, as a result of our right to defer interest payments, the market price of the Junior Subordinated Debentures may be more volatile than other securities that do not have these rights.

We are not permitted to pay current interest on the Junior Subordinated Debentures until we have paid all outstanding deferred interest, and this could have the effect of extending interest deferral periods.

          During an Optional Deferral Period, we will be prohibited from paying current interest on the Junior Subordinated Debentures until we have paid all accrued and unpaid deferred interest plus any accrued interest thereon. As a result, we may not be able to pay current interest on the Junior Subordinated Debentures if we do not have available funds to pay all accrued and unpaid deferred interest plus any accrued interest thereon.

Our right to redeem, defease or purchase the Junior Subordinated Debentures is limited by a covenant that we are making in favor of certain holders of our senior debt.

          We have the right to redeem the Junior Subordinated Debentures under circumstances and on terms specified in this prospectus supplement. However, around the time of the initial issuance of the Junior Subordinated Debentures, we will enter into a Replacement Capital Covenant, which is described below under “Certain Terms of the Replacement Capital Covenant,” that will limit our ability to redeem, defease or purchase, and the ability of our majority-owned subsidiaries to purchase, the Junior Subordinated Debentures. In the Replacement Capital Covenant, we will covenant for the benefit of holders of a designated series of unsecured long-term indebtedness that ranks senior to the Junior Subordinated Debentures that we will not redeem, defease or purchase, and none of our majority-owned subsidiaries will purchase, the Junior Subordinated Debentures on or before March 1, 2038, unless, subject to certain limitations, during the 180 days prior to the date of that redemption, defeasance or purchase, we or our subsidiaries have received a specified amount of proceeds from the sale of qualifying securities that have equity-like characteristics that are the same as, or more equity-like than, the applicable characteristics of the Junior Subordinated Debentures at the time of redemption, defeasance or purchase.

          Our ability to raise proceeds from the issuance of qualifying securities during the 180 days prior to a proposed redemption, defeasance or purchase by us or purchase by our majority-owned subsidiaries will depend on, among other things, market conditions at that time as well as the acceptability to prospective investors of the terms of those qualifying securities. Accordingly, there could be circumstances where we would wish to purchase some or all of the Junior Subordinated Debentures, including as a result of a tax or rating agency event, and sufficient cash is available for that purpose, but we are restricted from doing so because of our inability to obtain proceeds from the sale of qualifying securities.

You should consult with your own tax advisor regarding the tax consequences of an investment in the Junior Subordinated Debentures.

          For more information regarding the tax consequences of purchasing, holding and disposing of the Junior Subordinated Debentures, see “Certain U.S. Federal Income Tax Considerations” in this prospectus supplement.

If we defer interest payments on the Junior Subordinated Debentures, there will be United States federal income tax consequences to holders of the Junior Subordinated Debentures.

          If we defer interest payments on the Junior Subordinated Debentures for one or more Optional Deferral Periods and you are a U.S. Holder (as defined under “Certain U.S. Federal Income Tax Considerations”), you will be required to accrue interest income for United States federal income tax purposes as original issue discount, referred to in this prospectus supplement as “original issue discount,” in respect of the accrued and unpaid interest on your Junior Subordinated Debentures. As a result, for United States federal income tax purposes you would be required to include that original issue discount in gross income before you receive interest payments, regardless of your regular method of accounting for United States federal income taxes.

          If you sell your Junior Subordinated Debentures before the record date for the payment of interest at the end of an Optional Deferral Period, you will not receive such interest. Instead, the accrued interest will be paid to the holder of record on the record date regardless of who the holder of record may have been on any other date during the Optional Deferral Period. Moreover, the accrued original issue discount will be added to your adjusted tax basis in the Junior Subordinated Debentures but may not be reflected in the amount you realize on the sale. To the extent the amount realized on a sale is less than your adjusted tax basis, you will recognize a capital loss for United States federal income tax purposes. The deductibility of capital losses to offset ordinary income is subject to limitations. See “Certain U.S. Federal Income Tax Considerations—U.S. Holders—Sale, Exchange, Redemption or Retirement of the Junior Subordinated Debentures” in this prospectus supplement.

Any lowering of the credit ratings on the Junior Subordinated Debentures would likely reduce their value.

          Our credit ratings could be lowered in the future. Any lowering of the credit rating on the junior subordinated debentures would likely reduce the value of the Junior Subordinated Debentures offered hereby.

Rating agencies may change rating methodologies, including their views on “notching” practices. This may affect the market price of the Junior Subordinated Debentures.

          The rating agencies may, from time to time in the future, change the way they analyze securities with features similar to the Junior Subordinated Debentures. This may include, for example, changes to the relationship between ratings assigned to an issuer’s senior securities and ratings assigned to securities with features similar to the Junior Subordinated Debentures, sometimes called “notching.” If the rating agencies change their practices for rating these securities in the future, and the ratings of the Junior Subordinated Debentures are subsequently lowered, that could have a negative impact on the trading price of the Junior Subordinated Debentures in any available after-market. Such a change could occur as part of, or separate from, a change in the equity credit criteria for the Junior Subordinated Debentures, which could also lead to a Rating Agency Event, as described below under “Specific Terms of the Junior Subordinated Debentures—Right to Redeem Upon a Rating Agency Event.”

The Junior Subordinated Debentures have no prior public market and we cannot assure you that any public market will develop or be sustained after the offering.

          Although the Junior Subordinated Debentures generally may be resold or otherwise transferred by holders who are not our affiliates, they will constitute a new issue of securities without an established trading market. We have been advised by the underwriters that they currently intend to make a market in the Junior Subordinated Debentures, but they have no obligation to do so and may discontinue market making at any time without providing notice. There can be no assurance that a market for the Junior

Subordinated Debentures will develop or, if it does develop, that it will continue. If an active public market does not develop, the market price and liquidity of the Junior Subordinated Debentures may be adversely affected. We will apply for the listing of the Junior Subordinated Debentures on the New York Stock Exchange. If approved for listing, trading on the New York Stock Exchange is expected to commence within 30 days after the Junior Subordinated Debentures are first issued. You should be aware that the listing of the Junior Subordinated Debentures will not necessarily ensure that an active trading market will be available for the Junior Subordinated Debentures.

The maturity of the Junior Subordinated Debentures may be extended.

          The maturity date of the Junior Subordinated Debentures is initially March 1, 2063 but may be extended by us for up to five years without the consent of the holders. You should not rely on receiving the principal amount of any Junior Subordinated Debenture on the initial maturity date.

You should not rely on the interest payments from the Junior Subordinated Debentures through their maturity date. They may be redeemed at our option or upon the occurrence of a Tax Event or a Rating Agency Event.

          The Junior Subordinated Debentures may be redeemed, in whole, at any time, or in part, from time to time, prior to March 1, 2013 at a make whole amount and on or after March 1, 2013 at a redemption price equal to 100% of the principal amount thereof plus in each case any accrued and unpaid interest to the redemption date. See “Specific Terms of the Junior Subordinated Debentures—Redemption.” You should assume that this redemption option will be exercised if we are able to refinance at a lower interest rate or it is otherwise in our interest to redeem the Junior Subordinated Debentures.

          Upon the occurrence of a Tax Event or Rating Agency Event, the Junior Subordinated Debentures can be redeemed by us at the prices described below under “Specific Terms of the Junior Subordinated Debentures—Right to Redeem Upon a Tax Event” and “—Right to Redeem Upon a Rating Agency Event.”

USE OF PROCEEDS

          The net proceeds from the sale of the Junior Subordinated Debentures will be used for general corporate purposes including the payment of short-term indebtedness. If we do not use the net proceeds immediately, we will temporarily invest them in short-term, interest-bearing obligations. As of January 31, 2008, our short-term indebtedness totaled approximately $699 million.

SPECIFIC TERMS OF THE JUNIOR SUBORDINATED DEBENTURES

          Please read the following information concerning the Junior Subordinated Debentures in conjunction with the statements under “Description of the Junior Subordinated Debentures” in the accompanying prospectus, which the following information supplements and, in the event of any inconsistencies, supersedes. The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the description in the accompanying prospectus and the Junior Subordinated Indenture dated as of March 1, 2008 (the “Subordinated Indenture”) between us and The Bank of New York, as trustee (the “Subordinated Indenture trustee”). The Subordinated Indenture is described in the accompanying prospectus, and a form thereof is filed as an exhibit to the registration statement under which the Junior Subordinated Debentures are being offered and sold.

General

          We will issue the Junior Subordinated Debentures under the Subordinated Indenture. An Officer’s Certificate will establish the specific terms of the Junior Subordinated Debentures. Under the Subordinated Indenture, we may issue an unlimited amount of additional subordinated debt securities. The Subordinated Indenture does not limit the aggregate amount of indebtedness we or our subsidiaries may issue, guarantee or incur.

          The Junior Subordinated Debentures will be issued in denominations of $25 and integral multiples thereof.

          We may, from time to time, without the consent of the holders of any Junior Subordinated Debentures, reopen this series of Junior Subordinated Debentures and issue additional Junior Subordinated Debentures with the same terms (other than the issuance date and price to the public). Any such additional Junior Subordinated Debentures, together with those offered hereby, will constitute a single series under the Subordinated Indenture.

Interest and Maturity

          The initial maturity of the Junior Subordinated Debentures will be March 1, 2063, but will be automatically extended, without the consent of the holders of Junior Subordinated Debentures, for an additional one-calendar quarter period on March 1, 2013 and on each March 1, June 1, September 1 and December 1 thereafter through and including December 1, 2017, unless earlier redeemed. For example, a Junior Subordinated Debenture which has not been redeemed on or before March 1, 2013, shall, subject to earlier redemption, have its final maturity extended by one calendar quarter to June 1, 2063. The maturity date shall be no later than March 1, 2068, on which date the entire principal amount of the Junior Subordinated Debentures will become due and payable, together with any accrued and unpaid interest.

          The Junior Subordinated Debentures will bear interest at                % per year. Subject to our right to defer interest payments as described below, interest is payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year, beginning June 1, 2008. If interest payments are deferred or otherwise not paid, they will accrue and compound until paid at the same rate at which the Junior Subordinated Debentures bear interest to the extent permitted by law. The amount of interest payable for any quarterly interest accrual period will be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of the number of days in the period using 30-day calendar months.

          In this prospectus supplement the term “interest” includes quarterly interest payments and applicable interest on interest payments accrued but not paid on the applicable interest payment date.

          A “business day” is any day that is not a Saturday, a Sunday, or a day on which banking institutions or trust companies in New York City are generally authorized or required by law to remain closed.

          If an interest payment date, a redemption date or the maturity date of the Junior Subordinated Debentures falls on a day that is not a business day, the payment of interest and principal will be made on the next succeeding business day, and no interest on such payment will accrue for the period from and after the interest payment date, the redemption date or the maturity date, as applicable.

          So long as all of the Junior Subordinated Debentures remain in book-entry only form, the record date for each interest payment date will be the close of business on the business day immediately preceding the applicable interest payment date. If any of the Junior Subordinated Debentures do not remain in book-entry only form, the record date for each interest payment date will be the fifteenth calendar day immediately preceding the applicable interest payment date whether or not a business day.

Ranking of the Junior Subordinated Debentures

          Our payment obligation under the Junior Subordinated Debentures will be unsecured and will rank junior and be subordinated in right of payment and upon liquidation to all of our Senior Indebtedness. However, the Junior Subordinated Debentures will rank equally in right of payment with any Pari Passu Securities.

          “Senior Indebtedness,” when used with respect to the Company, means all of the Company’s obligations, whether presently existing or from time to time hereafter incurred, created, assumed or existing, to pay principal, premium, interest, penalties, fees and any other payment in respect of any of the following:

  obligations for borrowed money, including without limitation, such obligations as are evidenced by credit agreements, notes, debentures, bonds or other securities or instruments;

  capitalized lease obligations;

  our obligation for reimbursement under letters of credit, security purchase facilities, or similar facilities issued for our account;

  all obligations of the types referred to in the three preceding bullet points of others which we have assumed, endorsed, guaranteed, contingently agreed to purchase or provide funds for the payment of, or otherwise becomes liable for, under any agreement; or

  all renewals, extensions or refundings of obligations of the kinds described in any of the preceding categories.

Any such obligation, indebtedness, renewal, extension or refunding, however, will not be Senior Indebtedness if the instrument creating or evidencing it or the assumption or guarantee of it provides that it is not superior in right of payment to or is equal in right of payment with the Junior Subordinated Debentures. Furthermore, trade accounts payable and accrued liabilities arising in the ordinary course of business will not be Senior Indebtedness. Senior Indebtedness will be entitled to the benefits of the subordination provisions in the Subordinated Indenture irrespective of the amendment, modification or waiver of any term of the Senior Indebtedness.

          No payment of the principal (including redemption and sinking fund payments) of, or interest, or premium, if any, on the Junior Subordinated Debentures may be made by us until all holders of Senior

Indebtedness have been paid in full (or provision has been made for such payment), if any of the following occurs:

  certain events of bankruptcy, insolvency, reorganization, dissolution or winding up of the Company;

  any of our Senior Indebtedness is not paid when due (after the expiration of any applicable grace period) and that default continues without waiver; or

  any other default has occurred and continues without waiver (after the expiration of any applicable grace period) pursuant to which the holders of our Senior Indebtedness are permitted to accelerate the maturity of such Senior Indebtedness.

          Upon any distribution of our assets to creditors in connection with any insolvency, bankruptcy or similar proceeding, all principal of, and premium, if any, and interest due or to become due on all Senior Indebtedness must be paid in full before the holders of the Junior Subordinated Debentures are entitled to receive or retain any payment from such distribution.

          “Pari Passu Securities” means:

  indebtedness and other securities that, among other things, by their terms ranks equally with the Junior Subordinated Debentures, in right of payment and upon liquidation; and

  guarantees of indebtedness or other securities described in the preceding bullet point.

“Pari Passu Securities” also includes our trade accounts payable and accrued liabilities arising in the ordinary course of business.

          We are a holding company that derives substantially all of our income from our operating subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts on the Junior Subordinated Debentures or to make any funds available for such payment. Therefore, the Junior Subordinated Debentures will be effectively subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock incurred or issued by our subsidiaries. In addition to trade liabilities, many of our operating subsidiaries incur debt in order to finance their business activities. All of this indebtedness will be effectively senior to the Junior Subordinated Debentures. In addition, each subsidiary’s ability to pay dividends to us depends on statutory, regulatory and/or contractual restrictions that may be applicable to such subsidiary. The Subordinated Indenture does not place any limit on the amount of Senior Indebtedness that we may issue, guarantee or otherwise incur or the amount of liabilities, including debt or preferred stock, that our subsidiaries may issue, guarantee or otherwise incur. We expect that we and our subsidiaries will incur from time to time additional indebtedness and other liabilities that will be senior to the Junior Subordinated Debentures. At December 31, 2007, our Senior Indebtedness, on an unconsolidated basis, totaled approximately $1.4 billion. At December 31, 2007, our subsidiaries had approximately $14.6 billion of indebtedness outstanding; this amount does not include other liabilities.

Redemption

          We may redeem any or all of the Junior Subordinated Debentures at 100% of their principal amount plus accrued and unpaid interest thereon, if any, at any time or from time to time on or after March1, 2013. We will give notice of our intent to redeem any or all of the Junior Subordinated Debentures at least 30 but no more than 60 days prior to the date scheduled for redemption (a “Redemption Notice”).

          Before March 1, 2013, we may redeem, upon a Redemption Notice, any or all of the Junior Subordinated Debentures, at our option, at any time or from time to time (each a “Redemption Date”) at a redemption price (“Redemption Price”) equal to the greater of (i) 100% of the principal amount of the Junior Subordinated Debentures being redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon from the Redemption Date to March 1, 2013 (assuming, solely for the purposes of this calculation, that the principal amount of the Junior Subordinated Debentures to be redeemed was payable on March 1, 2013 and not including any portion of such payments of interest accrued to the Redemption Date) discounted to the Redemption Date on a quarterly basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, plus in each case accrued interest to the Redemption Date. Notwithstanding the foregoing, installments of interest on Junior Subordinated Debentures that are due and payable on interest payment dates falling on or prior to a Redemption Date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date in accordance with the Junior Subordinated Debentures and Subordinated Indenture.

          “Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Junior Subordinated Debentures to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such Junior Subordinated Debentures.

          “Comparable Treasury Price” means, with respect to any redemption date, (A) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Subordinated Indenture trustee obtains fewer than four such Reference Treasury Dealer quotations, the average of all such quotations.

          “Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Subordinated Indenture trustee after consultation with the Company.

          “Reference Treasury Dealer” means each of Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated and UBS Securities LLC or their affiliates which are primary U.S. Government securities dealers, and their respective successors; provided, however, that if any of the foregoing or their affiliates shall cease to be a primary U.S. Government securities dealer in the United States of America (a “Primary Treasury Dealer”), the Company shall substitute therefore another Primary Treasury Dealer.

          “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Subordinated Indenture trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Subordinated Indenture trustee by the Reference Treasury Dealers at 3:30 p.m. New York time on the third business day preceding such Redemption Date.

          “Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the quarterly equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

          Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on the Junior Subordinated Debentures or portions thereof called for redemption.

          If we at any time elect to redeem some but not all of the Junior Subordinated Debentures, the Subordinated Indenture trustee will select the particular Junior Subordinated Debentures to be redeemed using any method that it deems fair and appropriate. However, if the Junior Subordinated Debentures are registered solely in the name of Cede & Co. and traded through DTC, then DTC will select the Junior Subordinated Debentures to be redeemed in accordance with its practices as described below in “—Book Entry-Only Issuance—DTC.”

          If at the time notice of redemption is given, the redemption moneys are not on deposit with the Subordinated Indenture trustee, then the redemption shall be subject to their receipt on or before the Redemption Date and such notice shall be of no effect unless such moneys are so received.

Right to Redeem Upon a Tax Event

          Before March 1, 2013, we may redeem, upon a Redemption Notice specifying a date fixed for redemption (“Tax Event Redemption Date”) which shall be no later than 90 days following a Tax Event (as defined below), in whole, but not in part, the Junior Subordinated Debentures, at the redemption price equal to the sum of: (1) 100% of the principal amount of the Junior Subordinated Debentures being redeemed plus (2) accrued and unpaid interest thereon, if any, to the date fixed for redemption (“Tax Event Redemption Date”).

          If at the time notice of redemption is given, the redemption moneys are not on deposit with the Subordinated Indenture trustee, then the redemption shall be subject to their receipt on or before the Tax Event Redemption Date and such notice shall be of no effect unless such moneys are so received.

          A “Tax Event” happens when we have received an opinion of counsel experienced in tax matters that, as a result of:

  any amendment to, clarification of, or change, including any announced prospective change, in the laws or treaties of the United States or any of its political subdivisions or taxing authorities, or any regulations under those laws or treaties;

  an administrative action, which means any judicial decision or any official administrative pronouncement, ruling, regulatory procedure, notice or announcement including any notice or announcement of intent to issue or adopt any administrative pronouncement, ruling, regulatory procedure or regulation; or

  any amendment to, clarification of, or change in the official position or the interpretation of any administrative action or judicial decision or any interpretation or pronouncement that provides for a position with respect to an administrative action or judicial decision that differs from the previously generally accepted position, in each case by any legislative body, court, governmental authority or regulatory body, regardless of the time or manner in which that amendment, clarification or change is introduced or made known; or

  a threatened challenge asserted in writing in connection with an audit of us or our subsidiaries, or a threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Junior Subordinated Debentures, which amendment, clarification, or change in each case is effective or which administrative action is taken or judicial decision, interpretation or pronouncement is issued, or which threatened challenge is asserted, after the date of this prospectus supplement, there is more than an insubstantial risk that interest payable by us on the Junior Subordinated Debentures is not deductible, or within 90 days would not be deductible, in whole or in part, by us for United States federal income tax purposes.

Right to Redeem Upon a Rating Agency Event

          Before March 1, 2013, we may redeem, upon a Redemption Notice, in whole or in part, the Junior Subordinated Debentures, on one or more occasions, at any time following the occurrence and continuation of a Rating Agency Event (as defined below), at a redemption price (“Rating Agency Event Redemption Price”) equal to the greater of (i) 100% of the principal amount of the Junior Subordinated Debentures being redeemed and (ii) the sum of the present values of the remaining schedules payments of principal and interest thereon from the date fixed for redemption (the “Rating Agency Event Redemption Date”) to March 1, 2013 (assuming, solely for the purposes of this calculation, that the principal amount of the Junior Subordinated Debentures to be redeemed was payable on March 1, 2013 and not including any portion of such payments of interest accrued to the Rating Agency Event Redemption Date), discounted to the Rating Agency Event Redemption Date on a quarterly basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, plus in each case accrued interest to the Rating Agency Event Redemption Date. Notwithstanding the foregoing, installments of interest on Junior Subordinated Debentures that are due and payable on interest payment dates falling on or prior to a Rating Agency Event Redemption Date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date in accordance with the Junior Subordinated Debentures and Subordinated Indenture.

          The Independent Investment Banker will determine the Treasury Rate in the manner described above under “—Redemption.”

          If at the time notice of redemption is given, the redemption moneys are not on deposit with the Subordinated Indenture trustee, then the redemption shall be subject to their receipt on or before the Rating Agency Event Redemption Date and such notice shall be of no effect unless such moneys are so received.

          “Rating Agency Event” means a change in the methodology employed by any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Securities Exchange Act of 1934 (sometimes referred to in this prospectus supplement as a “rating agency”) that currently publishes a rating for the Company in assigning equity credit to securities such as the Junior Subordinated Debentures, as such methodology is in effect on the date of issuance of this prospectus supplement (the “current criteria”), which change results in (a) the length of time for which such current criteria are scheduled to be in effect being shortened with respect to the Junior Subordinated Debentures, or (b) a lower or higher equity credit being assigned by such rating agency to the Junior Subordinated Debentures as of the date of such change than the equity credit that would have been assigned to the Junior Subordinated Debentures as of the date of such change by such rating agency pursuant to its current criteria.

Option to Defer Interest Payments

          So long as no event of default has occurred and is continuing with respect to the Junior Subordinated Debentures, we may defer interest payments on the Junior Subordinated Debentures, from time to time, for one or more Optional Deferral Periods of up to 10 consecutive years per Optional Deferral Period. However, a deferral of interest payments cannot extend beyond the maturity date of the Junior Subordinated Debentures. During an Optional Deferral Period, interest will continue to accrue on the Junior Subordinated Debentures, and deferred interest payments will accrue additional interest on a quarterly basis at a rate equal to the interest rate on the Junior Subordinated Debentures, to the extent permitted by law. No interest will be due and payable on the Junior Subordinated Debentures until the end of the Optional Deferral Period except upon a redemption of the Junior Subordinated Debentures during the Optional Deferral Period.

          We may pay at any time all or any portion of the interest accrued to that point during an Optional Deferral Period. At the end of the Optional Deferral Period or on any redemption date, we will be obligated to pay all accrued and unpaid interest.

          Once all accrued and unpaid interest on the Junior Subordinated Debentures has been paid, we again can defer interest payments on the Junior Subordinated Debentures as described above, provided that an Optional Deferral Period cannot extend beyond the maturity date of the Junior Subordinated Debentures.

          If we defer interest for a period of 10 consecutive years from the commencement of an Optional Deferral Period, we will be required to pay all accrued and unpaid interest at the conclusion of the 10-year period. If we fail to pay in full all accrued and unpaid interest at the conclusion of the 10-year period, and such failure continues for 30 days, an event of default that gives rise to acceleration of principal and interest on the Junior Subordinated Debentures will occur under the Subordinated Indenture. See “Limitation on Remedies” below and “Description of the Junior Subordinated Debentures—Events of Default” in the accompanying prospectus.

          During any period in which we defer interest payments on the Junior Subordinated Debentures, we will not, and will cause our majority-owned subsidiaries not to, do any of the following (with limited exceptions):

  declare or pay any dividend or distribution on our capital stock;

  redeem, purchase, acquire or make a liquidation payment with respect to any of our capital stock;

  pay any principal, interest or premium on, or repay, purchase or redeem any of our debt securities that are equal or junior in right of payment with the Junior Subordinated Debentures; or

  make any payments with respect to any guarantee by us of debt securities if such guarantee is equal or junior in right of payment to the Junior Subordinated Debentures.

          However, at any time, including during an Optional Deferral Period, the exceptions will permit:

  purchases, redemptions or other acquisitions of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors, agents, consultants or a stock purchase, dividend reinvestment or similar plan, or the satisfaction of our obligations pursuant to any contract or security outstanding on the date that the payment of interest is deferred requiring us to purchase, redeem or acquire our capital stock;

  any payment, repayment, redemption, purchase, acquisition or declaration of a dividend as a result of any reclassification of our capital stock or the exchange or conversion of all or a portion of one class or series of our capital stock or debt securities for a class or series of our capital stock;

  the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of our capital stock or the security being converted or exchanged, or in connection with the settlement of stock purchase contracts;

  dividends or distributions paid or made in our capital stock (or rights to acquire our capital stock), or purchases, redemptions or acquisitions of capital stock in connection with the issuance or exchange of capital stock (or of securities convertible into or exchangeable for shares of our capital stock) and distributions in connection with the settlement of stock purchase contracts outstanding on the date that the payment of interest is deferred;

  redemptions, exchanges or purchases of, or with respect to, any rights outstanding under a shareholder rights plan or the declaration or payment thereunder of a dividend or distribution of or with respect to rights in the future; and

  payments on the Junior Subordinated Debentures, any trust preferred securities, subordinated debentures or junior subordinated debentures, or guarantees of the foregoing, in each case that rank equal in right of payment to the Junior Subordinated Debentures, so long as the amount of payments made on account of such securities or guarantees is paid on all such securities and guarantees then outstanding on a pro rata basis in proportion to the full payment to which each series of such securities and guarantees is then entitled if paid in full.

Limitation on Remedies

          Each of the following constitutes an event of default under the Subordinated Indenture with respect to the Junior Subordinated Debentures offered hereby:

(1)

failure to pay interest on any Junior Subordinated Debenture offered hereby within 30 days after it is due (provided, however, that a failure to pay interest during a valid Optional Deferral Period will not constitute an event of default);

(2)	failure to pay for three business days principal or premium, if any, on any Junior Subordinated Debenture offered hereby when it is due;

(3)

failure to comply with any other covenant in the Subordinated Indenture, other than a covenant that does not apply to the Junior Subordinated Debentures offered hereby, that continues for 90 days after we receive written notice of such failure to comply from the Subordinated Indenture trustee, or we and the Subordinated Indenture trustee receive written notice of such failure to comply from the registered owners of at least 33% in principal amount of the Junior Subordinated Debentures offered hereby; and

(4)	certain events of bankruptcy, insolvency or reorganization of American Electric Power Company, Inc.

          With respect to the Junior Subordinated Debentures,

  if any event of default, other than an event of default listed in item (3) above, exists and such event of default is not applicable to all outstanding securities issued under the Subordinated Indenture (the “Subordinated Indenture Securities”), then either the Subordinated Indenture trustee or the registered owners of at least 33% in aggregate principal amount of the Subordinated Indenture Securities of each of the affected series may declare the principal of and accrued but unpaid interest on all the Subordinated Indenture Securities of that series to be due and payable immediately; or

  if any event of default, other than an event of default listed in item (3) above, is applicable to all outstanding Subordinated Indenture Securities, then only the Subordinated Indenture trustee or the registered owners of at least 33% in aggregate principal amount of all outstanding Subordinated Indenture Securities of all series, voting as one class, and not the registered owners of any one series, may make a declaration of acceleration.

          If an event of default listed in item (3) above exists, the registered owners of the Junior Subordinated Debentures will not be entitled to vote to make a declaration of acceleration (and the Junior Subordinated Debentures will not be considered outstanding for the purpose of determining whether the required vote, described in the bullet points above, has been obtained), and the Subordinated Indenture trustee will not have a right to make such declaration with respect to the Junior Subordinated Debentures.

          In most instances, the holders of at least a majority in aggregate principal amount of the Subordinated Indenture Securities of the affected series may rescind a previously triggered declaration of acceleration. However, if we cause an event of default because we have failed to pay (unaccelerated) principal, premium, if any, or interest, the declaration of acceleration may be rescinded only if we have first cured our default by depositing with the Subordinated Indenture trustee enough money to pay all (unaccelerated) past due amounts and penalties, if any.

          The Subordinated Indenture trustee must within 90 days after a default occurs with respect to the Junior Subordinated Debentures, notify the holders of the Junior Subordinated Debentures of the default unless such default has been cured or waived. We are required to file an annual certificate with the Subordinated Indenture trustee, signed by an officer, concerning any default by us under any provisions of the Subordinated Indenture.

          Subject to the provisions of the Subordinated Indenture relating to its duties in case of default, the Subordinated Indenture trustee shall be under no obligation to exercise any of its rights or powers under the Subordinated Indenture at the request, order or direction of any holders unless such holders offer the Subordinated Indenture trustee reasonable indemnity. Subject to the provisions for indemnification, the holders of a majority in principal amount of the Junior Subordinated Debentures may direct the time, method and place of conducting any proceedings for any remedy available to, or exercising any trust or power conferred on, the Subordinated Indenture trustee with respect to the Junior Subordinated Debentures. However, if an event of default has occurred and is continuing with respect to more than one series of Subordinated Indenture Securities, including the Junior Subordinated Debentures, the holders of a majority in aggregate principal amount of all such series, considered as one class, and not just the holders of the Junior Subordinated Debentures, shall have the right to make such direction.

Book-Entry Only Issuance

          The Junior Subordinated Debentures will trade through DTC. The Junior Subordinated Debentures will be represented by one or more global certificates and registered in the name of Cede & Co., DTC’s nominee. Upon issuance of the global securities, DTC or its nominee will credit, on its book-entry registration and transfer system, the respective principal amount of the Junior Subordinated Debentures represented by such global securities to the accounts of institutions that have an account with DTC or its participants. The accounts to be credited shall be designated by the underwriters. Ownership of beneficial interests in the global securities will be limited to participants or persons that may hold interests through participants. The global certificates will be deposited with the subordinated indenture trustee as custodian for DTC.

          Investors may hold interests in Junior Subordinated Debentures in global form through DTC’s participants or persons that hold interests through participants, including Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) or Euroclear Bank S.A./N.V. (“Euroclear”). Clearstream,

Luxembourg and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC.

          DTC. DTC is a New York clearing corporation and a clearing agency registered under Section 17A of the Securities Exchange Act of 1934. DTC holds securities for its participants. DTC also facilitates the post-trade settlement of securities transactions among its participants through electronic computerized book-entry transfers and pledges in the participants’ accounts. This eliminates the need for physical movement of securities certificates. The participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC, in turn, is owned by a number of participants of DTC, members of other clearing corporations and by The New York Stock Exchange, Inc., the American Stock Exchange LLC, and the Financial Industry Regulatory Authority. Others who maintain a custodial relationship with a participant can use the DTC system. The rules that apply to DTC and those using its systems are on file with the SEC.

          Purchases of the Junior Subordinated Debentures within the DTC system must be made through participants, which will receive a credit for the Junior Subordinated Debentures on DTC’s records. The beneficial ownership interest of each purchaser will be recorded on the appropriate participant’s records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners should receive written confirmations of the transactions, as well as periodic statements of their holdings, from the participants through which they purchased Junior Subordinated Debentures. Transfers of ownership in the Junior Subordinated Debentures are to be accomplished by entries made on the books of the participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates for their Junior Subordinated Debentures, except if use of the book-entry system for the Junior Subordinated Debentures is discontinued.

          To facilitate subsequent transfers, all Junior Subordinated Debentures deposited by participants with DTC are registered in the name of DTC’s nominee, Cede & Co. The deposit of the Junior Subordinated Debentures with DTC and their registration in the name of Cede & Co. effects no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the Junior Subordinated Debentures. DTC’s records reflect only the identity of the participants to whose accounts such Junior Subordinated Debentures are credited. These participants may or may not be the beneficial owners. Participants will remain responsible for keeping account of their holdings on behalf of their customers.

          Conveyance of notices and other communications by DTC to participants, and by participants to beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of Junior Subordinated Debentures may wish to take certain steps to augment transmission to them of notices of significant events with respect to the Junior Subordinated Debentures, such as redemptions, tenders, defaults and proposed amendments to the Subordinated Indenture. Beneficial owners of the Junior Subordinated Debentures may wish to ascertain that the nominee holding the Junior Subordinated Debentures has agreed to obtain and transmit notices to the beneficial owners.

          Redemption notices will be sent to Cede & Co., as registered holder of the Junior Subordinated Debentures. If less than all of the Junior Subordinated Debentures are being redeemed, DTC’s practice is to determine by lot the amount of Junior Subordinated Debentures of each participant to be redeemed.

          Neither DTC nor Cede & Co. will itself consent or vote with respect to Junior Subordinated Debentures, unless authorized by a participant in accordance with DTC’s procedures. Under its usual procedures, DTC would mail an omnibus proxy to the Company as soon as possible after the record date.

The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those participants to whose accounts the Junior Subordinated Debentures are credited on the record date. The Company believes that these arrangements will enable the beneficial owners to exercise rights equivalent in substance to the rights that can be directly exercised by a registered holder of the Junior Subordinated Debentures.

          Payments of redemption proceeds, principal of, and interest on the Junior Subordinated Debentures will be made to Cede & Co., or such other nominee as may be requested by DTC. DTC’s practice is to credit participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the Company or its agent, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices. Payments will be the responsibility of participants and not of DTC, The Bank of New York (the Subordinated Indenture trustee), or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, principal and interest to Cede & Co. (or such other nominee as may be requested by DTC) is our responsibility. Disbursement of payments to participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of participants.

          Except as provided in this prospectus supplement, a beneficial owner will not be entitled to receive physical delivery of the Junior Subordinated Debentures. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights under the Junior Subordinated Debentures.

          DTC may discontinue providing its services as securities depositary with respect to the Junior Subordinated Debentures at any time by giving reasonable notice to the Company. In the event no successor securities depositary is obtained, certificates for the Junior Subordinated Debentures will be printed and delivered. We may decide to replace DTC or any successor depositary. Additionally, subject to the procedures of DTC, we may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary) with respect to some or all of the Junior Subordinated Debentures. In that event, certificates for such Junior Subordinated Debentures will be printed and delivered. If certificates for Junior Subordinated Debentures are printed and delivered, the Junior Subordinated Debentures will be issued in fully registered form without coupons;

  a holder of certificated Junior Subordinated Debentures would be able to exchange those Junior Subordinated Debentures, without charge, for an equal aggregate principal amount of Junior Subordinated Debentures of the same series, having the same issue date and with identical terms and provisions; and

  a holder of certificated Junior Subordinated Debentures would be able to transfer those Junior Subordinated Debentures without cost to another holder, other than for applicable stamp taxes or other governmental charges.

          Clearstream, Luxembourg. Clearstream, Luxembourg advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream, Luxembourg holds securities for its participating organizations (“Clearstream participants”) and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a professional depositary, Clearstream, Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream, Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

          Distributions with respect to interests in the Junior Subordinated Debentures held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream, Luxembourg.

          Euroclear. Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear participants”) and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

          Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear system, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawals of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no records of or relationship with persons holding through Euroclear participants.

          Distributions with respect to the Junior Subordinated Debentures held beneficially through the Euroclear system will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for the Euroclear system.

          Global Clearance and Settlement Procedures. Settlement for the Junior Subordinated Debentures will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules. Secondary market trading between Clearstream participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and the Euroclear system, as applicable.

          Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

          Because of time-zone differences, credits of the Junior Subordinated Debentures received in Clearstream, Luxembourg or the Euroclear system as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such Junior Subordinated Debentures settled during such processing will be reported to the relevant Euroclear participant or Clearstream participant on such business day. Cash received in Clearstream, Luxembourg or the Euroclear system as a result of sales of the Junior Subordinated Debentures by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or the Euroclear system cash account only as of the business day following settlement in DTC.

          The information in this section concerning DTC and DTC’s book-entry system, Clearstream, Luxembourg and the Euroclear system has been obtained from sources that we believe to be reliable. Neither we nor the underwriters take any responsibility for the accuracy of this information.

Agreement by Holders of Certain Tax Treatment

          Each holder of the Junior Subordinated Debentures will, by accepting the Junior Subordinated Debentures or a beneficial interest therein, be deemed to have agreed that the holder intends that the Junior Subordinated Debentures constitute indebtedness and will treat the Junior Subordinated Debentures as indebtedness for all United States federal, state and local tax purposes.

CERTAIN TERMS OF THE REPLACEMENT CAPITAL COVENANT

          This section briefly summarizes some of the provisions of the Replacement Capital Covenant. This summary does not contain a complete description of the Replacement Capital Covenant. You should read this summary together with the Replacement Capital Covenant for a complete understanding of all the provisions. The Replacement Capital Covenant is available from us upon request.

          At or around the time of the issuance of the Junior Subordinated Debentures, we will covenant in the Replacement Capital Covenant for the benefit of holders of a designated series of our unsecured long-term indebtedness that ranks senior to the Junior Subordinated Debentures that we will not redeem, purchase or defease the Junior Subordinated Debentures, and we will cause our majority-owned subsidiaries not to purchase the Junior Subordinated Debentures on or before March 1, 2038, unless, subject to certain limitations, a specified amount shall have been raised from the issuance, during the 180 days prior to the date of that redemption, purchase or defeasance, of qualifying securities that have equity-like characteristics that are the same as, or more equity-like than, the applicable characteristics of the Junior Subordinated Debentures at the time of redemption, purchase or defeasance. The determination of the equity-like characteristics of the Junior Subordinated Debentures may result in the issuance of an amount of new securities that may be less than the principal amount of the Junior Subordinated Debentures, depending upon, among other things, the nature of the new securities issued and the equity-like characteristics attributed by a rating agency to the Junior Subordinated Debentures and the new securities.

          Our covenants in the Replacement Capital Covenant run only to the benefit of holders of the designated series of unsecured long-term indebtedness. The Replacement Capital Covenant is not intended for the benefit of holders of the Junior Subordinated Debentures and may not be enforced by them, and the Replacement Capital Covenant is not a term of the Subordinated Indenture or the Junior Subordinated Debentures.

          The ability to raise amounts from the issuance of qualifying securities during the 180 days prior to a proposed redemption, purchase or defeasance of the Junior Subordinated Debentures will depend on, among other things, market conditions at that time as well as the acceptability to prospective investors of the terms of those qualifying securities.

          We may amend or supplement the Replacement Capital Covenant from time to time with the consent of the holders of a majority in aggregate outstanding principal amount of the designated series of indebtedness benefiting from the Replacement Capital Covenant, except that no such consent will be required (i) for certain specified types of changes to the types of securities qualifying as replacement capital securities, (ii) if the effect of such amendment or supplement is solely to impose additional restrictions on (x) our ability to redeem, purchase or defease the Junior Subordinated Debentures or (y) the ability of any of our majority-owned subsidiaries to purchase the Junior Subordinated Debentures, and, in each case, an officer of the Company has delivered to the trustee for the benefit of the holders of the then-effective series of covered debt a written certificate to that effect, (iii) if such amendment or supplement extends the March 1, 2038 termination date for the Replacement Capital Covenant, or (iv) if such amendment or supplement is not adverse to the holders of the then-effective series of covered debt, and an officer of the Company has delivered to the trustee for the benefit of holders of the then-effective series of covered debt a written certificate stating that, in his or her determination, such amendment or supplement is not adverse to the holders of the then-effective series of covered debt.

          The Replacement Capital Covenant will remain in effect until the earliest date to occur of (i) March 1, 2038, or if earlier, the date on which the Junior Subordinated Debentures are otherwise paid, redeemed, defeased, or purchased in full (in compliance with the Replacement Capital Covenant), (ii) the date, if any, on which the holders of at least a majority of the outstanding principal amount of the designated series of indebtedness then benefiting from the Replacement Capital Covenant agree to the termination of our obligations under the Replacement Capital Covenant, (iii) the date on which we have no eligible covered debt outstanding and (iv) the date on which the Junior Subordinated Debentures are accelerated as a result of an event of default under the Subordinated Indenture. For a description of the events of default under the Subordinated Indenture, see “Specific Terms of the Junior Subordinated Debentures—Limitation on Remedies” in this prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

          The following is a general discussion of the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of the Junior Subordinated Debentures. This discussion only applies to Junior Subordinated Debentures that are held as capital assets by holders who purchase the Junior Subordinated Debentures in the initial offering at their “issue price,” which will equal the first price to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) at which a substantial amount of the Junior Subordinated Debentures are sold for money. This discussion does not describe all of the material tax considerations that may be relevant to holders in light of their particular circumstances or to holders subject to special rules, such as certain financial institutions, banks, insurance companies, tax-exempt entities, certain former citizens or residents of the United States, dealers in securities, traders in securities that elect to use a mark-to-market method of accounting, partnerships and other pass-through entities (and persons holding the Junior Subordinated Debentures through a partnership or other pass-through entity), persons holding the Junior Subordinated Debentures as part of a hedge, straddle, constructive sale, conversion transaction or other integrated transaction, holders subject to the alternative minimum tax, holders whose functional currency is not the U.S. dollar, passive foreign investment companies, controlled foreign corporations and corporations that accumulate earnings to avoid U.S. federal income tax. In addition, this discussion does not address the effect of any state, local, foreign or other tax laws or any U.S. federal estate, gift or alternative minimum tax considerations. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as in effect on the date hereof, and all of which are subject to change or differing interpretations, possibly with retroactive effect so as to result in U.S. federal income tax consequences different from those discussed below. We are under no obligation to update this discussion.

          As used in this prospectus supplement, the term “U.S. holder” means a beneficial owner of a Junior Subordinated Debenture that is for U.S. federal income tax purposes:

  an individual citizen or resident of the United States;

  a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of any state thereof or the District of Columbia;

  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

  a trust if (i) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) that trust was in existence on August 1, 1996 and has a valid election in effect under applicable U.S. Treasury regulations to be treated as a domestic trust.

          As used in this prospectus supplement, the term “non-U.S. holder” means a beneficial owner of a Junior Subordinated Debenture that is neither a U.S. holder nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes.

          If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds Junior Subordinated Debentures, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) or a partner of a partnership holding the Junior Subordinated Debentures, you are urged to consult your own tax advisors regarding the U.S. federal income tax considerations relating to the purchase, ownership, and disposition of the Junior Subordinated Debentures.

          Persons considering the purchase of the Junior Subordinated Debentures should consult their own tax advisors as to the U.S. federal income tax considerations relating to the purchase, ownership and disposition of the Junior Subordinated Debentures in light of their particular circumstances, as well as the effect of any state, local, foreign or other tax laws.

Classification of the Junior Subordinated Debentures

          The determination of whether a security should be classified as indebtedness or equity for U.S. federal income tax purposes requires a judgment based on all relevant facts and circumstances. There is no statutory, judicial or administrative authority that directly addresses the U.S. federal income tax treatment of securities similar to the Junior Subordinated Debentures, and no rulings have been sought from the Internal Revenue Service (“IRS”). Based upon an analysis of the relevant facts and circumstances, including certain assumptions made by them and representations provided by the Company to them, Hunton & Williams, LLP will provide the Company with an opinion generally to the effect that under then current law and assuming full compliance with the terms of the Subordinated Indenture and other relevant documents, and based on the facts and assumptions contained in such opinion, the Junior Subordinated Debentures will be treated as indebtedness for U.S. federal income tax purposes (although there is no controlling authority directly on point). Such opinion is not binding on the IRS or any court and there can be no assurance that the IRS or a court will agree with such opinion. If the IRS were to successfully challenge the classification of the Junior Subordinated Debentures as indebtedness, interest payments on the Junior Subordinated Debentures would be treated for U.S. federal income tax purposes as dividends to the extent of the Company’s current or accumulated earnings and profits. In the case of non-U.S. holders, distributions treated as dividends would be subject to withholding of U.S. income tax, except to the extent provided by an applicable income tax treaty. The Company agrees, and by acquiring an interest in a Junior Subordinated Debenture each beneficial owner of a Junior Subordinated Debenture will agree, to treat the Junior Subordinated Debentures as indebtedness for U.S. federal income tax purposes, and the remainder of this discussion assumes this treatment. Holders should consult their own tax advisors regarding the tax consequences that will arise if the Junior Subordinated Debentures are not treated as indebtedness for U.S. federal income tax purposes.

U.S. Holders

     Interest

          Pursuant to applicable U.S. Treasury regulations, the possibility that interest on the Junior Subordinated Debentures might be deferred could result in the Junior Subordinated Debentures being treated as issued with original issue discount, unless the likelihood of a deferral is remote within the meaning of the regulations. The Company believes that the likelihood of interest deferral is remote and therefore that the possibility of a deferral will not result in the Junior Subordinated Debentures being treated as issued with original issue discount. Similarly, in certain circumstances (see “Specific Terms of the Junior Subordinated Debentures—Redemption” and “—Right to Redeem Upon a Rating Agency Event”), the Company may be obligated to pay amounts in excess of stated interest on or principal of the Junior Subordinated Debentures. Such excess payments will not affect the amount of interest income that a U.S. holder recognizes if there is only a remote likelihood that such payments will be made. The Company believes that the likelihood that it will make any of such payments is remote. Accordingly, interest paid on the Junior Subordinated Debentures should be taxable to a U.S. holder as ordinary interest income at the time it accrues or is received, in accordance with that U.S. holder’s method of accounting for U.S. federal income tax purposes. However, there can be no assurance that the IRS or a court will agree with this position. The meaning of the term “remote” in the U.S. Treasury regulations has not yet been addressed in any rulings or other guidance by the IRS or any court. If the possibility of interest deferral or excess payments were determined not to be remote, or if interest were in fact deferred or excess payments were in fact made, the Junior Subordinated Debentures would be treated as issued with original issue discount at the time of issuance or at the time of that deferral or excess payment, as the case may be, and all stated interest (or if the possibility of interest deferral or excess payment was remote, but the interest is in fact deferred or excess payments are in fact made, all stated interest due after that deferral or excess payment) would be treated as original issue discount as long as the Junior Subordinated Debentures are outstanding. In that case, a U.S. holder would be required to accrue interest income on its Junior Subordinated Debentures using a constant yield method, regardless of that holder’s regular method of accounting and before that U.S. holder actually receives any cash payment attributable to that interest but the U.S. holder would not separately report the actual cash payments of interest on the Junior Subordinated Debentures as taxable income. Additionally, if a holder were to dispose of its Junior Subordinated Debentures prior to the end of an Optional Deferral Period or prior to the end of the period during which a redemption of the Junior Subordinated Debentures would require the payment of a make-whole premium, and the possibility of such interest deferral or the payment of a make-whole premium were determined not to have been remote as of the date the Junior Subordinated Debentures were originally issued, the holder would be required to treat as ordinary income rather than as capital gain any income realized on the taxable disposition of a Junior Subordinated Debenture. Unless otherwise indicated, the remainder of this discussion assumes the Junior Subordinated Debentures are not treated as issued with original issue discount.

     Sale, Exchange, Redemption or Retirement of the Junior Subordinated Debentures

          Upon the sale, exchange, redemption or retirement of a Junior Subordinated Debenture, a U.S. holder will generally recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption or retirement and that U.S. holder’s adjusted tax basis in the Junior Subordinated Debenture. For these purposes, the amount realized does not include any amount attributable to accrued but unpaid interest, which will constitute ordinary income if not previously included in income. Assuming that there are no deferred payments of interest on the Junior Subordinated Debentures and that the Junior Subordinated Debentures are not deemed to be issued with original issue discount, a U.S. holder’s adjusted tax basis in the Junior Subordinated Debentures generally will be its initial purchase price (net of accrued interest paid upon purchase). If the Junior Subordinated Debentures are deemed to be issued with original issue discount at the time of issuance or at a subsequent time by reason of an actual interest deferral, a U.S. holder’s tax basis in the Junior Subordinated Debentures generally will be its initial purchase price, increased by original issue discount previously includible in that U.S. holder’s gross income through the date of disposition and decreased by payments received by that U.S. holder on the Junior Subordinated Debentures since and including the date that the Junior Subordinated Debentures were deemed to be issued with original issue discount. Gain or loss realized on the sale, exchange, redemption or retirement of a Junior Subordinated Debenture will generally be capital gain or loss and will be long-term capital gain or loss if at the time of the sale, exchange, redemption or retirement the Junior Subordinated Debenture has been held by that U.S. holder for more than one year. A U.S. holder that is an individual is generally entitled to preferential treatment for net long-term capital gains for tax years through 2010. The ability of a U.S. holder to deduct capital losses to offset ordinary income is limited.

          If a holder sells Junior Subordinated Debentures before the record date for the payment of interest at the end of an Optional Deferral Period, the holder will not receive such interest. Instead, the accrued interest will be paid to the holder of record on the record date regardless of who the holder of record may have been on any other date during the Optional Deferral Period. Moreover, the accrued original issue discount will be added to the holder’s adjusted tax basis in the Junior Subordinated Debentures but may not be reflected in the amount realized on the sale. To the extent the amount realized on a sale is less than a holder’s adjusted tax basis, the holder will recognize a capital loss for U.S. federal income tax purposes. The deductibility of capital losses to offset ordinary income is subject to limitations.

     Backup Withholding and Information Reporting

          Information reporting requirements generally apply in connection with payments on the Junior Subordinated Debentures to, and proceeds from a sale or other disposition of the Junior Subordinated Debentures by, non-corporate U.S. holders. A U.S. holder will be subject to backup withholding tax on interest paid on the Junior Subordinated Debentures and proceeds from a sale or other disposition of the Junior Subordinated Debentures if the U.S. holder fails to provide its correct taxpayer identification number to the paying agent in the manner required under U.S. federal income tax law, fails to comply with applicable backup withholding tax rules or does not otherwise establish an exemption from backup withholding. Any amounts withheld under the backup withholding rules will entitle that U.S. holder to a credit against that U.S. holder’s U.S. federal income tax liability and may entitle that U.S. holder to a refund, provided that the required information is timely and properly furnished to the IRS.

          U.S. holders should consult their tax advisors regarding the application of backup withholding in their particular situation, the availability of an exemption from backup withholding and the procedure for obtaining such an exemption, if available.

Non-U.S. Holders

          Assuming that the Junior Subordinated Debentures are treated as indebtedness for U.S. federal income tax purposes, no withholding of U.S. federal income tax will apply to interest paid on a Junior Subordinated Debenture to a non-U.S. holder under the “portfolio interest exemption,” provided that:

  the interest is not effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States;

  the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of the Company’s stock entitled to vote;

  the non-U.S. holder is not a controlled foreign corporation that is related directly or constructively to the Company through stock ownership; and

  the non-U.S. holder provides to the withholding agent, in accordance with specified procedures, a statement to the effect that that such non-U.S. holder is not a United States person (generally by providing a properly executed IRS Form W-8BEN).

          If a non-U.S. holder cannot satisfy the requirements of the portfolio interest exemption described above, interest paid on the Junior Subordinated Debentures (including payments in respect of original issue discount, if any, on the Junior Subordinated Debentures) made to a non-U.S. holder will be subject to a 30% U.S. federal withholding tax, unless that non-U.S. holder provides the withholding agent with a properly executed statement (i) claiming an exemption from or reduction of withholding under an applicable U.S. income tax treaty or (ii) stating that the interest is not subject to withholding tax because it is effectively connected with that non-U.S. holder’s conduct of a trade or business in the United States.

          If a non-U.S. holder is engaged in a trade or business in the United States (or, if an applicable U.S. income tax treaty applies, if the non-U.S. holder maintains a permanent establishment within the United States) and the interest is effectively connected with the conduct of that trade or business (or, if an applicable U.S. income tax treaty applies, attributable to that permanent establishment), that non-U.S. holder will be subject to U.S. federal income tax on the interest on a net income basis in the same manner as if that non-U.S. holder were a U.S. holder. In addition, a non-U.S. holder that is a foreign corporation engaged in a trade or business in the United States may be subject to a 30% (or, if an applicable U.S. income tax treaty applies, a lower rate as provided) branch profits tax.

          Subject to the discussion below concerning backup withholding, any gain realized on the disposition of a Junior Subordinated Debenture generally will not be subject to U.S. federal income tax unless:

  that gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (or, if an applicable U.S. income tax treaty applies, is attributable to a permanent establishment maintained by the non-U.S. holder within the United States); or

  the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.

          In general, backup withholding and information reporting will not apply to interest paid on a Junior Subordinated Debenture to a non-U.S. holder, or to proceeds from the disposition of a Junior Subordinated Debenture by a non-U.S. holder, in each case, if the non-U.S. holder certifies under penalties of perjury that it is a non-U.S. holder and neither we nor the paying agent has actual knowledge (or reason to know) to the contrary. Any amounts withheld under the backup withholding rules will entitle such non-U.S. holder to a credit against U.S. federal income tax liability and may entitle such non-U.S. holder to a refund, provided that the required information is timely furnished to the IRS. In general, if a Junior Subordinated Debenture is not held through a qualified intermediary, the amount of payments made on that Junior Subordinated Debenture, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS.

          Non-U.S. holders should consult their tax advisors regarding the application of backup withholding in their particular situation, the availability of an exemption from backup withholding and the procedure for obtaining such an exemption, if available.

          The U.S. federal income tax discussion set forth above is included for general information only and may not be applicable depending upon a holder’s particular situation. Holders should consult their tax advisors regarding the tax consequences to them of the purchase, ownership and disposition of the Junior Subordinated Debentures, including the tax consequences under state, local, foreign and other tax laws.

CERTAIN ERISA CONSIDERATIONS

          The following is a summary of certain considerations associated with the purchase of the Junior Subordinated Debentures by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each a “Plan”).

General Fiduciary Matters

          ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

          In considering an investment in the Junior Subordinated Debentures of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

          Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest” within the meaning of ERISA, or “disqualified persons” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA or the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of Junior Subordinated Debentures by an ERISA Plan with respect to which the issuer or an underwriter or any of their affiliates is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor (the “DOL”) has issued prohibited transaction class exemptions, or “PTCEs” that may apply to the acquisition and holding of the notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 9 1-38 respecting bank collective investment funds. PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers, although there can be no assurance that all of the conditions of any such exemptions will be satisfied.

          Because of the foregoing, the Junior Subordinated Debentures should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws.

Representation

          Accordingly, by accepting and holding a Junior Subordinated Debenture, each purchaser and subsequent transferee of a Junior Subordinated Debenture will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire and hold the Junior Subordinated Debenture constitutes assets of any Plan or (ii) the purchase and holding of the Junior Subordinated Debenture by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.

_______________________

          The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing Junior Subordinated Debentures on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the Junior Subordinated Debentures.

UNDERWRITING

          Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, UBS Securities LLC and Wachovia Capital Markets, LLC are acting as representatives of the underwriters named below with respect to the Junior Subordinated Debentures. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to each of the underwriters named below and each of the underwriters has severally and not jointly agreed to purchase from us the respective principal amount of Junior Subordinated Debentures set forth opposite its name below:

Principal Amount of
Underwriter	Junior Subordinated Debentures
Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Morgan Stanley & Co. Incorporated
UBS Securities LLC
Wachovia Capital Markets, LLC
Goldman, Sachs & Co.
Total	$

          In the underwriting agreement, the underwriters have agreed to the terms and conditions to purchase all of the Junior Subordinated Debentures offered if any of the Junior Subordinated Debentures are purchased.

          The expenses associated with the offer and sale of the Junior Subordinated Debentures are expected to be approximately $              (or $               if the underwriters exercise their over-allotment option in full).

          The underwriters propose to offer the Junior Subordinated Debentures to the public at the initial public offering prices set forth on the cover page of this prospectus supplement and to certain dealers at such price less a concession not in excess of $        per debenture. The underwriters may allow, and such dealers may reallow, a discount not in excess of $       per debenture to certain other dealers. After the initial public offering, the public offering price, concession and discount may be changed.

          We have granted the underwriters an over-allotment option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to an additional $            aggregate principal amount of debentures at the initial public offering price set forth on the cover page of this prospectus supplement. To the extent the option is exercised, each underwriter will become obligated to purchase approximately the same percentage of the additional debentures as the underwriter purchased in the original offering.

Notice to Prospective Investors in the European Economic Area

          In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of Junior Subordinated Debentures may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to the Junior Subordinated Debentures that has been approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of securities may be offered to the public in that relevant member state at any time:

  to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

  to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

  to fewer than 100 natural or legal persons (other than qualified investors as defined below) subject to obtaining the prior consent of the representatives for any such offer; or

  in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

          Each purchaser of Junior Subordinated Debentures located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive.

          For purposes of this provision, the expression an “offer to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

          The sellers of the Junior Subordinated Debentures have not authorized and do not authorize the making of any offer of Junior Subordinated Debentures through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the Junior Subordinated Debentures as contemplated in this prospectus supplement. Accordingly, no purchaser of the Junior Subordinated Debentures, other than the underwriters, is authorized to make any further offer of the Junior Subordinated Debentures on behalf of the sellers or the underwriters.

Notice to Prospective Investors in the United Kingdom

          This prospectus supplement is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in France

          Neither this prospectus supplement nor any other offering material related to the Junior Subordinated Debentures has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The Junior Subordinated Debentures have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement nor any other offering material relating to the Junior Subordinated Debentures has been or will be:

  released, issued, distributed or caused to be released, issued or distributed to the public in France; or

  used in connection with any offer for subscription or sale of the Junior Subordinated Debentures to the public in France.

          Such offers, sales and distributions will be made in France only:

  to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, Article L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

  to investment services providers authorized to engage in portfolio management on behalf of third parties; or

  in a transaction that, in accordance with article L.411-2-II-1°-or2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulatios (Règlement Général) of the
  Autorité des Marchés Financiers, does not constitute a public offer (appel public àl’épargne).

          The Junior Subordinated Debentures may be resold directly or indirectly, only in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Notice to Prospective Investors in Hong Kong

          The Junior Subordinated Debentures may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the Junior Subordinated Debentures may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Junior Subordinated Debentures which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

          The Junior Subordinated Debentures have not been registered under the Securities and Exchange Law of Japan. The Junior Subordinated Debentures have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan, except (i) pursuant to an exemption from the registration requirements of the Securities and Exchange law and (ii) in compliance with any other applicable requirements of Japanese law.

Notice to Prospective Investors in Singapore

          This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Junior Subordinated Debentures may not be circulated or distributed, nor may the Junior Subordinated Debentures be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(I), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

          Where the Junior Subordinated Debentures are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

  a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

  a trust (where the trustee is not an accredited investor) of that corporation or the beneficiaries’ rights and each beneficiary of the trust is an individual who is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the junior Subordinated Debentures pursuant to an offer made under Section 275 of the SRA except to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

  where no consideration is or will be given for the transfer; or

  where the transfer is by operation of law.

          The Junior Subordinated Debentures are a new issue of securities with no established trading market. We intend to apply to list the Junior Subordinated Debentures on the New York Stock Exchange, and trading of the Junior Subordinated Debentures on the New York Stock Exchange is expected to begin within a 30-day period after the Junior Subordinated Debentures are first issued. The underwriters have advised us that they intend to make a market in the Junior Subordinated Debentures prior to the commencement of trading on the New York Stock Exchange but are not obligated to do so and may discontinue such market-making activities at any time without notice. We cannot give any assurance as to the maintenance of the trading market for, or the liquidity of, the Junior Subordinated Debentures.

          We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments that each underwriter may be required to make in respect thereof.

          We expect delivery of the Junior Subordinated Debentures will be made against payment therefor on or about March , 2008, which is the fifth business day after the date hereof. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Junior Subordinated Debentures on the date hereof or the business day hereafter will be required, by virtue of the fact that the Junior Subordinated Debentures initially will not settle in T+3, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.

          In connection with the offering, the underwriters may purchase and sell the Junior Subordinated Debentures in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purposes of preventing or retarding a decline in the market price of the Junior Subordinated Debentures and syndicate short positions involve the sale by the underwriters of a greater number of Junior Subordinated Debentures than they are required to purchase from us in the offering. The underwriters also may impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker dealers in respect of the securities sold in the offering for their account may be reclaimed by the syndicate if such Junior Subordinated Debentures are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Junior Subordinated Debentures, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued at any time. These transactions may be effected in the over-the-counter market or otherwise.

          Some of the underwriters or their affiliates engage in transactions with, and have performed services for, us and our affiliates in the ordinary course of business and have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

LEGAL MATTERS

          Certain legal matters with respect to this offering of the Junior Subordinated Debentures will be passed on for us by Thomas G. Berkemeyer, Esq., Associate General Counsel of American Electric Power Service Corporation, one of our affiliates, or William E. Johnson, Esq., Senior Counsel of American Electric Power Service Corporation, and by Hunton & Williams LLP, New York, New York. Certain legal matters with respect to the offering of the Junior Subordinated Debentures will be passed on for the underwriters by Dewey & LeBoeuf LLP, New York, New York. From time to time, Dewey & LeBoeuf LLP acts as counsel to our affiliates for some matters.

EXPERTS

          The consolidated financial statements and the related consolidated financial statement schedule incorporated by reference in this prospectus supplement from the American Electric Power Company, Inc. and subsidiary companies (the “Company”) Annual Report on Form 10-K for the year ended December 31, 2007 and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which reports express an unqualified opinion and, as to the report related to the consolidated financial statements, includes an explanatory paragraph concerning the Company’s adoption of new accounting pronouncements in 2005, 2006 and 2007), which are incorporated by reference herein. Such consolidated financial statements and consolidated financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

$3,000,000,000

AMERICAN ELECTRIC POWER COMPANY, INC.
1 RIVERSIDE PLAZA
COLUMBUS, OHIO 43215
(614) 716-1000

SENIOR NOTES
COMMON STOCK
JUNIOR SUBORDINATED DEBENTURES
STOCK PURCHASE CONTRACTS
STOCK PURCHASE UNITS

AEP CAPITAL TRUST I
AEP CAPITAL TRUST II
AEP CAPITAL TRUST III

TRUST PREFERRED SECURITIES
Guaranteed as described herein by

AMERICAN ELECTRIC POWER COMPANY, INC.

TERMS OF SALE

          This prospectus contains summaries of the general terms of the securities. You will find the specific terms of these securities, and the manner in which they are being offered, in supplements to this prospectus. You should read this prospectus and the available prospectus supplement carefully before you invest.

          The common stock of American Electric Power Company, Inc. is listed on the New York Stock Exchange under the symbol “AEP”. The last reported sale of the common stock on the New York Stock Exchange on June 3, 2005 was $35.80 per share.

          In this prospectus, unless the context indicates otherwise, the words “we”, “ours” and “us” refer to American Electric Power Company, Inc. and its consolidated subsidiaries. “Trusts” refer to AEP Capital Trust I, AEP Capital Trust II and AEP Capital Trust III.

INVESTING IN THESE SECURITIES INVOLVES RISKS. SEE THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 1 FOR MORE INFORMATION.

The Securities have not been approved or disapproved by the Securities and Exchange Commission (“SEC”) or any state securities commission, nor have these organizations determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 9, 2005.

THE COMPANY

          We are a public utility holding company that owns, directly or indirectly, all of the outstanding common stock of our domestic electric utility subsidiaries and varying degrees of other subsidiaries. Substantially all of our operating revenues derive from the furnishing of electric service. We were incorporated under the laws of New York in 1906 and reorganized in 1925. Our principal executive offices are located at 1 Riverside Plaza, Columbus, Ohio 43215, and our telephone number is (614) 716-1000.

          We own, directly or indirectly, all the outstanding common stock of the following operating public utility companies: AEP Texas Central Company (“TCC”), AEP Texas North Company (“TNC”), Appalachian Power Company (“APCo”), Columbus Southern Power Company (“CSP”), Indiana Michigan Power Company (“I&M”), Kentucky Power Company, Kingsport Power Company, Ohio Power Company (“OPCo”), Public Service Company of Oklahoma (“PSO”), Southwestern Electric Power Company (“SWEPCo”) and Wheeling Power Company. These operating public utility companies supply electric service in portions of Arkansas, Indiana, Kentucky, Louisiana, Michigan, Ohio, Oklahoma, Tennessee, Texas, Virginia and West Virginia. We also own all of the outstanding common stock of American Electric Power Service Corporation, which provides accounting, administrative, information systems, engineering, financial, legal, maintenance and other services to us and our subsidiaries.

PROSPECTUS SUPPLEMENTS

          We will provide information to you about the securities in up to three separate documents that progressively provide more detail: (a) this prospectus provides general information some of which may not apply to your securities, (b) the accompanying prospectus supplement provides more specific terms of your securities, and (c) the pricing supplement, if any, provides the final terms of your securities. It is important for you to consider the information contained in this prospectus, the prospectus supplement, and the pricing supplement, if any, in making your investment decision.

RISK FACTORS

          Investing in our securities involves risk. Please see the risk factors described in our Annual Report on Form 10-K, as amended by Form 10-K/A, for the fiscal year ended December 31, 2004, along with disclosure related to the risk factors contained in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus. The risks and uncertainties described are those presently known to us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations, our financial results and the value of our securities.

RATIO OF EARNINGS TO FIXED CHARGES

          The Ratio of Earnings to Fixed Charges for each of the periods indicated is as follows:

Twelve Months
Period Ended	Ratio

December 31, 2000	1.56
December 31, 2001	2.31
December 31, 2002	1.72
December 31, 2003	1.80
December 31, 2004	2.63
March 31, 2005	2.75

          For current information on the Ratio of Earnings to Fixed Charges, please see our most recent Form 10-K and 10-Q. See Where You Can Find More Information.

WHERE YOU CAN FIND MORE INFORMATION

          This prospectus is part of a registration statement we and the trusts filed with the SEC. We also file annual, quarterly and special reports and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 450 Fifth Street, N. W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also examine our SEC filings through the SEC’s web site at http://www.sec.gov or at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

          The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until we sell all the securities registered herein.

Annual Report on Form 10-K for the year ended December 31, 2004, as amended by the
Annual Report on Form 10-K/A filed May 6, 2005;
Quarterly Report on Form 10-Q for the quarter ended March 31, 2005;
Current Report on Form 8-K filed April 28, 2005;
Current Report on Form 8-K filed April 4, 2005;
Current Report on Form 8-K filed March 9, 2005;
Current Report on Form 8-K filed February 28, 2005;
Current Report on Form 8-K filed February 25, 2005;
Current Report on Form 8-K filed January 31, 2005;
Current Report on Form 8-K filed January 21, 2005; and
Current Report on Form 8-K filed January 11, 2005

          You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Ms. R. Buonavolonte
American Electric Power Service Corporation
1 Riverside Plaza
Columbus, Ohio 43215
614-716-1000

          You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

USE OF PROCEEDS

          The net proceeds from the sale of any of the offered securities will be used for general corporate purposes relating to our business. Unless stated otherwise in a prospectus supplement, these purposes include redeeming or repurchasing outstanding debt, replenishing working capital, financing our subsidiaries’ ongoing construction and maintenance programs. If we do not use the net proceeds immediately, we temporarily invest them in short-term, interest-bearing obligations.

          The prospectus supplement of a particular offering of securities will identify the use of proceeds for the offering. The proceeds from the sale of Trust Preferred Securities by a trust will be invested in Debt Securities issued by us. Except as we may otherwise describe in the related prospectus supplement, we expect to use the net proceeds of the sale of such Debt Securities to the applicable trust for the above purposes.

THE TRUSTS

          AEP Capital Trust I, AEP Capital Trust II and AEP Capital Trust III (each a “trust”) are statutory business trusts created under the Delaware Business Trust Act pursuant to amended and restated declarations of trust, among AEP, Wilmington Trust Company, as the Property Trustee and Delaware Trustee and two employees of AEP as Administrative Trustees. In this prospectus, we refer to these declarations as the trust agreements.

          Each trust exists solely to:

-    issue and sell its Trust Preferred Securities and Trust Common Securities (the “Trust Securities”);
-    use the proceeds from the sale of its Trust Securities to purchase and hold a series of our Debt Securities;
-    maintain its status as a grantor trust for federal income tax purposes; and
-    engage in other activities that are necessary or incidental to these purposes.

          We will purchase all of the Trust Common Securities. The Trust Common Securities will represent an aggregate liquidation amount equal to at least 3% of the total capital of the trust. Payments will be made on the Trust Common Securities pro rata with the Trust Preferred Securities, except that the Trust Common Securities’ right to payment will be subordinated to the rights of the Trust Preferred Securities if there is a default under the trust agreement resulting from an event of default under the applicable indenture.

          We will guarantee the Trust Preferred Securities as described later in this prospectus.

          Each trust’s business and affairs will be conducted by its Administrative Trustees, as set forth in the trust agreement. The office of the Delaware Trustee in the State of Delaware is 1100 North Market Street, Wilmington, Delaware 19890. The trust’s offices are located at 1 Riverside Plaza, Columbus, Ohio 43215; the telephone number is (614) 716-1000.

ACCOUNTING TREATMENT OF TRUSTS

          For financial reporting purposes, the trusts will be treated as our subsidiaries and, accordingly, the accounts of the trusts will be included in our consolidated financial statements. The Trust Preferred Securities will be presented as a separate line item in our consolidated balance sheet, and appropriate disclosures concerning the Trust Preferred Securities, the Guarantees, the Senior Notes and the junior subordinated debentures will be included in the notes to the consolidated financial statements. For financial reporting purposes, we will record distributions payable on the Trust Preferred Securities as an expense.

DESCRIPTION OF THE SENIOR NOTES

General

          We will issue the Senior Notes directly to the public, to a trust or as part of a Stock Purchase Unit, under an Indenture dated May 1, 2001 between us and the Trustee, The Bank of New York. This prospectus briefly outlines some provisions of the Indenture. If you would like more information on these provisions, you should review the Indenture and any supplemental indentures or company orders that we have filed or will file with the SEC. See Where You Can Find More Information on how to locate these documents. You may also review these documents at the Trustee’s offices at 101 Barclay Street, New York, New York.

          The Indenture does not limit the amount of Senior Notes that may be issued. The Indenture permits us to issue Senior Notes in one or more series or tranches upon the approval of our board of directors and as described in one or more company orders or supplemental indentures. Each series of Senior Notes may differ as to their terms. The Indenture also gives us the ability to reopen a previous issue of a series of Senior Notes and issue additional Senior Notes of such series.

          Because we are a holding company, the claims of creditors of our subsidiaries will have a priority over our equity rights and the rights of our creditors (including the holders of the Senior Notes) to participate in the assets of the subsidiary upon the subsidiary’s liquidation.

          The Senior Notes are unsecured and will rank equally with all our unsecured unsubordinated debt. For current information on our debt outstanding see our most recent Form 10-K and 10-Q. See Where You Can Find More Information.

          A prospectus supplement or pricing supplement will include the final terms for each Senior Note. If we decide to list upon issuance any Senior Note or Senior Notes on a securities exchange, a prospectus supplement or pricing supplement will identify the exchange and state when we expect trading could begin. The following terms of the Senior Notes that we may sell at one or more times will be established in the applicable pricing or prospectus supplement:

-    Maturity
-    Fixed or floating interest rate
-    Remarketing features
-    Certificate or book-entry form
-    Redemption
-    Not convertible, amortized or subject to a sinking fund
-    Interest paid on fixed rate Senior Notes quarterly or semi-annually
-    Interest paid on floating rate Senior Notes monthly, quarterly, semi-annually, or annually
-    Issued in multiples of a minimum denomination
-    Ability to defer payment of interest
-    Any other terms not inconsistent with the Indenture
-    Issued with Original Issue Discount

          The Senior Notes will be denominated in U.S. dollars and we will pay principal and interest in U.S. dollars. Unless an applicable pricing or prospectus supplement states otherwise, the Senior Notes will not be subject to any conversion, amortization, or sinking fund. We expect that the Senior Notes issued to the public will be “book-entry,” represented by a permanent global Senior Note registered in the name of The Depository Trust Company, or its nominee. We reserve the right, however, to issue Senior Note certificates registered in the name of the Senior Noteholders.

          The interest rate and interest and other payment dates of each series of Senior Notes issued to a trust will correspond to the rate at which distributions will be paid and the distribution and other payment dates of the Trust Preferred Securities.

          In the discussion that follows, whenever we talk about paying principal on the Senior Notes, we mean at maturity or redemption. Also, in discussing the time for notices and how the different interest rates are calculated, all times are New York City time and all references to New York mean the City of New York, unless otherwise noted.

          The Indenture does not protect holders of the Senior Notes if we engage in a highly leveraged transaction.

          The following terms may apply to each Senior Note as specified in the applicable pricing or prospectus supplement and the Senior Note:

Redemptions

          If we issue redeemable Senior Notes, we may redeem such Senior Notes at our option unless an applicable pricing or prospectus supplement states otherwise. The pricing or prospectus supplement will state the terms of redemption. We may redeem Senior Notes in whole or in part by delivering written notice to the Senior Noteholders no more than 60, and not less than 30, days prior to redemption. If we do not redeem all the Senior Notes of a series at one time, the Trustee selects the Senior Notes to be redeemed in a manner it determines to be fair.

Remarketed Notes

          If we issue Senior Notes with remarketing features, an applicable pricing or prospectus supplement will describe the terms for the Senior Notes including: interest rate, remarketing provisions, our right to purchase or redeem Senior Notes, the holders’ right to tender Senior Notes, and any other provisions.

Note Certificates-Registration, Transfer, and Payment of Interest and Principal

          Unless otherwise indicated in the applicable prospectus supplement, each series of Senior Notes issued to the public will be issued initially in the form of one or more global notes, in registered form, without coupons, as described under Book-Entry System. However, if we issue Senior Note certificates, they will be registered in the name of the Senior Noteholder. The Senior Notes may be transferred or exchanged, pursuant to administrative procedures in the Indenture, without the payment of any service charge (other than any tax or other governmental charge) by contacting the paying agent. Payments to public holders of Senior Note certificates will be made by check.

Original Issue Discount

          We may issue the Senior Notes at an original issue discount, bearing no interest or bearing interest at a rate that, at the time of issuance, is below market rate, to be sold at a substantial discount below their stated principal amount. Generally speaking, if the Senior Notes are issued at an original issue discount and there is an event of default or acceleration of their maturity, holders will receive an amount less than their principal amount. Tax and other special considerations applicable to original issue discount debt will be described in the prospectus supplement in which we offer those Senior Notes.

Interest Rate

          The interest rate on the Senior Notes will either be fixed or floating. The interest paid will include interest accrued to, but excluding, the date of maturity or redemption. Interest is generally payable to the person in whose name the Senior Note is registered at the close of business on the record date before each interest payment date. Interest payable at maturity or redemption, however, will be payable to the person to whom principal is payable.

          If we issue a Senior Note after a record date but on or prior to the related interest payment date, we will pay the first interest payment on the interest payment date after the next record date. We will pay interest payments by check or wire transfer, at our option.

          For a discussion of our ability to defer interest payments on the Senior Notes, see Description of Trust Preferred Securities Option to Extend Interest Payment Period.

Fixed Rate Senior Notes

          A pricing or prospectus supplement will designate the record dates, payment dates, our ability to defer interest payments and the fixed rate of interest payable on a Senior Note. We will pay interest quarterly or semi-annually, and upon maturity or redemption. Unless an applicable pricing or prospectus supplement states otherwise, if any payment date falls on a day that is not a business day, we will pay interest on the next business day and no additional interest will be paid.

Interest payments will be the amount of interest accrued to, but excluding, each payment date. Interest will be computed using a 360-day year of twelve 30-day months.

Floating Rate Notes

          Each floating rate Senior Note will have an interest rate formula. The applicable prospectus supplement or pricing supplement will state the initial interest rate or interest rate formula on each Senior Note effective until the first interest reset date. The applicable pricing or prospectus supplement will state the method and dates on which the interest rate will be determined, reset and paid.

Events of Default

          The following are events of default under the Indenture with respect to any series of Senior Notes, unless we state otherwise in the applicable prospectus supplement:

-    failure to pay for three business days the principal of (or premium, if any, on) any Senior Note of a series when due and payable;
-    failure to pay for 30 days any interest on any Senior Note of any series when due and payable;
-    failure to perform any other requirements in such Senior Notes, or in the Indenture in regard to such Senior Notes, for 90 days after notice;
-    certain events of our bankruptcy or insolvency; or
-    any other event of default specified in a series of Senior Notes.

          An event of default for a particular series of Senior Notes does not necessarily mean that an event of default has occurred for any other series of Senior Notes issued under the Indenture. If an event of default occurs and continues, the Trustee or the holders of at least 33% of the principal amount of the Senior Notes of the series affected may require us to repay the entire principal of the Senior Notes of such series immediately (“Repayment Acceleration”). In most instances, the holders of at least a majority in aggregate principal amount of the Senior Notes of the affected series may rescind a previously triggered Repayment Acceleration. However, if we cause an event of default because we have failed to pay (unaccelerated) principal, premium, if any, or interest, Repayment Acceleration may be rescinded only if we have first cured our default by depositing with the Trustee enough money to pay all (unaccelerated) past due amounts and penalties, if any. For a discussion of remedies in the event Senior Notes are issued to a trust, see Description of Trust Preferred Securities — Enforcement of Certain Rights of Holders of Trust Preferred Securities.

          The Trustee must within 90 days after a default occurs, notify the holders of the Senior Notes of the series of default unless such default has been cured or waived. We are required to file an annual certificate with the Trustee, signed by an officer, concerning any default by us under any provisions of the Indenture.

          Subject to the provisions of the Indenture relating to its duties in case of default, the Trustee shall be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any holders unless such holders offer the Trustee reasonable indemnity. Subject to the provisions for indemnification, the holders of a majority in principal amount of the Senior Notes of any series may direct the time, method and place of conducting any proceedings for any remedy available to, or exercising any trust or power conferred on, the Trustee with respect to such Senior Notes.

Modification of Indenture

          Under the Indenture, our rights and obligations and the rights of the holders of any Senior Notes may be changed. Any change affecting the rights of the holders of any series of Senior Notes requires the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Senior Notes of all series affected by the change, voting as one class. However, we cannot change the terms of payment of principal or interest, or a reduction in the percentage required for changes or a waiver of default, unless the holder consents. We may issue additional series of Senior Notes and take other action that does not affect the rights of holders of any series by executing supplemental indentures without the consent of any Senior Noteholders.

Consolidation, Merger or Sale

          We may merge or consolidate with any entity or sell substantially all of our assets as an entirety as long as the successor or purchaser (i) is organized and existing under the laws of the United States, any state thereof or the District of Columbia and (ii) expressly assumes the payment of principal, premium, if any, and interest on the Senior Notes.

Legal Defeasance

          We will be discharged from our obligations on the Senior Notes of any series at any time if:

-    we deposit with the Trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the Senior Note of the series, and
-    we deliver to the Trustee an opinion of counsel stating that the federal income tax obligations of Senior Noteholders of that series will not change as a result of our performing the action described above.

          If this happens, the Senior Noteholders of the series will not be entitled to the benefits of the Indenture except for registration of transfer and exchange of Senior Notes and replacement of lost, stolen or mutilated Senior Notes.

Covenant Defeasance

          We will be discharged from our obligations under any restrictive covenant applicable to the Senior Notes of a particular series if we perform both actions described above. See Legal Defeasance. If this happens, any later breach of that particular restrictive covenant will not result in Repayment Acceleration. If we cause an event of default apart from breaching that restrictive covenant, there may not be sufficient money or government obligations on deposit with the Trustee to pay all amounts due on the Senior Notes of that series. In that instance, we would remain liable for such amounts.

Governing Law

          The Indenture and Senior Notes of all series will be governed by the laws of the State of New York.

Concerning the Trustee

          We and our affiliates use or will use some of the banking services of the Trustee in the normal course of business. The Trustee is also the Subordinated Indenture Trustee under the Subordinated Indenture relating to the Junior Subordinated Debentures.

DESCRIPTION OF COMMON STOCK

          Our authorized capital stock currently consists of 600,000,000 shares of common stock, par value $6.50 per share. 383,933,498 shares of our common stock were issued and outstanding as of March 31, 2005. Our common stock, including the common stock offered in this prospectus once issued, is listed on the New York Stock Exchange. EquiServe Trust Company, N.A., P.O. Box 43069, Providence, RI 02940-3069 is the transfer agent and registrar for our common stock.

Dividend Rights

          The holders of our common stock are entitled to receive the dividends declared by our board of directors provided funds are legally available for such dividends. Our income derives from our common stock equity in the earnings of our subsidiaries. Various financing arrangements, charter provisions and regulating requirements may impose certain restrictions on the ability of our subsidiaries to transfer funds to us in the form of cash dividends, loans or advances.

Voting Rights

          The holders of our common stock are entitled to one vote for each share of common stock held. The holders of our common stock are entitled to cumulate their votes when voting for the election of directors.

Pre-emptive Rights

          The holders of our common stock generally do not have the right to subscribe for or purchase any part of any new or additional issue of our common stock. If, however, our board of directors determines to issue and sell any common stock solely for money and not by (1) a public offering; (2) an offering to or through underwriters or dealers who have agreed to promptly make a public offering; or (3) any other offering which the holders of a majority of our outstanding common stock have authorized; then such common stock must first be offered pro rata to our existing shareholders on terms no less favorable than those offered to persons other than our existing shareholders.

Rights Upon Liquidation

          If we are liquidated, holders of our common stock will be entitled to receive pro rata all assets available for distribution to our shareholders after payment of our liabilities, including liquidation expenses.

Restrictions on Dealing with Existing Shareholders

          We are subject to Section 513 of New York’s Business Corporation Law, which provides that no domestic corporation may purchase or agree to purchase more than 10% of its stock from a shareholder who has held the shares for less than two years at any price that is higher than the market price unless the transaction is approved by both the corporation’s board of directors and a majority of the votes of all outstanding shares entitled to vote thereon at a meeting of shareholders, unless the certificate of incorporation requires a greater percentage or the corporation offers to purchase shares from all the holders on the same terms. Our certificate of incorporation does not currently provide for a higher percentage.

DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES

General

          We will issue the Junior Subordinated Debentures directly to the public, to a trust or as part of a Stock Purchase Unit under the Subordinated Indenture to be entered into by us and the Subordinated Indenture Trustee, The Bank of New York. This prospectus briefly outlines some provisions of the Subordinated Indenture. If you would like more information on these provisions, you should review the Subordinated Indenture and any supplemental indentures or company orders that we will file with the SEC. See Where You Can Find More Information on how to locate these documents.

          The Junior Subordinated Debentures are unsecured obligations and are junior in right of payment to “Senior Indebtedness”. You may find a description of the subordination provisions of the Junior Subordinated Debentures, including a description of Senior Indebtedness under Subordination.

          Because we are a holding company, the claims of creditors of our subsidiaries will have a priority over our equity rights and the rights of our creditors (including the holders of the Junior Subordinated Debentures) to participate in the assets of the subsidiary upon the subsidiary’s liquidation.

          The Subordinated Indenture does not limit the amount of Junior Subordinated Debentures that we may issue under it. We may issue Junior Subordinated Debentures from time to time under the Subordinated Indenture in one or more series by entering into supplemental indentures or by our Board of Directors or a duly authorized committee authorizing the issuance. The Subordinated Indenture also gives us the ability to reopen a previous issue of a series of Junior Subordinated Debentures and issue additional Junior Subordinated Debentures of such series.

          A prospectus supplement or pricing supplement will include the final terms for each Junior Subordinated Debenture. If we decide to list upon issuance any Junior Subordinated Debenture or Junior Subordinated Debentures on a securities exchange, a prospectus supplement or pricing supplement will identify the exchange and state when we expect trading could begin. The following terms of the Junior Subordinated Debentures that we may sell at one or more times will be established in a prospectus supplement:

-    Maturity
-    Fixed or floating interest rate
-    Remarketing features
-    Certificate or book-entry form
-    Redemption
-    Not convertible, amortized or subject to a sinking fund
-    Interest paid on fixed rate Junior Subordinated Debentures quarterly or semi-annually
-    Interest paid on floating rate Junior Subordinated Debentures monthly, quarterly, semi-annually, or annually
-    Issued in multiples of a minimum denomination
-    Ability to defer interest payments
-    Any other terms not inconsistent with the Subordinated Indenture
-    Issued with Original Issue Discount

          The interest rate and interest and other payment dates of each series of Junior Subordinated Debentures issued to a trust will correspond to the rate at which distributions will be paid and the distribution and other payment dates of the Trust Preferred Securities.

          The Subordinated Indenture does not protect the holders of Junior Subordinated Debentures if we engage in a highly leveraged transaction.

Redemption

          Provisions relating to the redemption of Junior Subordinated Debentures will be set forth in the applicable prospectus supplement. Unless we state otherwise in the applicable prospectus supplement, we may redeem Junior Subordinated Debentures only upon notice mailed at least 30 but not more than 60 days before the date fixed for redemption. If we do not redeem all the Junior Subordinated Debentures of a series at one time, the Subordinated Indenture Trustee selects those to be redeemed in a manner it determines to be fair.

Junior Subordinated Debenture Certificates-Registration, Transfer, and Payment of Interest and Principal

          Unless otherwise indicated in the applicable prospectus supplement, each series of Junior Subordinated Debentures issued to the public initially will be in the form of one or more global Junior Subordinated Debentures, in registered form, without coupons, as described under Book-Entry System. However, if we issue Junior Subordinated Debenture certificates, they will be registered in the name of the Junior Subordinated Debentureholder. The Junior Subordinated Debentures may be transferred or exchanged, pursuant to administrative procedures in the Subordinated Indenture, without the payment of any service charge (other than any tax or other governmental charge) by contacting the paying agent. Payments to public holders of Junior Subordinated Debenture certificates will be made by check.

Original Issue Discount

          We may issue the Junior Subordinated Debentures at an original issue discount, bearing no interest or bearing interest at a rate that, at the time of issuance, is below market rate, to be sold at a substantial discount below their stated principal amount. Generally speaking, if the Junior Subordinated Debentures are issued at an original issue discount and there is an event of default or acceleration of their maturity, holders will receive an amount less than their principal amount. Tax and other special considerations applicable to original issue discount debt will be described in the prospectus supplement in which we offer those Junior Subordinated Debentures.

Interest Rate

          The interest rate on the Junior Subordinated Debentures will either be fixed or floating. The interest paid will include interest accrued to, but excluding, the date of maturity or redemption. Interest is generally payable to the person in whose name the Junior Subordinated Debenture is registered at the close of business on the record date before each interest payment date. Interest payable at maturity or redemption, however, will be payable to the person to whom principal is payable.

          If we issue a Junior Subordinated Debenture after a record date but on or prior to the related interest payment date, we will pay the first interest payment on the interest payment date after the next record date. We will pay interest payments by check or wire transfer, at our option.

          For a discussion of our ability to defer interest payments on the Junior Subordinated Debentures, see Description of Trust Preferred Securities — Option to Extend Interest Payment Period.

Fixed Rate Junior Subordinated Debentures

          A pricing or prospectus supplement will designate the record dates, payment dates, our ability to defer interest payments and the fixed rate of interest payable on a Junior Subordinated Debenture. We will pay interest quarterly or semi-annually, and upon maturity or redemption. Unless an applicable pricing or prospectus supplement states otherwise, if any payment date falls on a day that is not a business day, we will pay interest on the next business day and no additional interest will be paid. Interest payments will be the amount of interest accrued to, but excluding, each payment date. Interest will be computed using a 360-day year of twelve 30-day months.

Floating Rate Junior Subordinated Debentures

          Each floating rate Junior Subordinated Debenture will have an interest rate formula. The applicable prospectus supplement or pricing supplement will state the initial interest rate or interest rate formula on each Junior Subordinated Debenture effective until the first interest reset date. The applicable pricing or prospectus supplement will state the method and dates on which the interest rate will be determined, reset and paid.

Events of Default

          The following are events of default under the Subordinated Indenture with respect to any series of Junior Subordinated Debentures, unless we state otherwise in the applicable prospectus supplement:

-    failure to pay for three business days the principal of (or premium, if any, on) any Junior Subordinated Debenture of a series when due and payable;
-    failure to pay for 30 days any interest on any Junior Subordinated Debenture of any series when due and payable;
-    failure to perform any other requirements in such Junior Subordinated Debentures, or in the Subordinated Indenture, for 90 days after notice;
-    certain events of our bankruptcy or insolvency; or
-    any other event of default specified in a series of Junior Subordinated Debentures.

          An event of default for a particular series of Junior Subordinated Debentures does not necessarily mean that an event of default has occurred for any other series of Junior Subordinated Debentures issued under the Subordinated Indenture. If an event of default occurs and continues, the Subordinated Indenture Trustee or the holders of at least 33% of the principal amount of the Junior Subordinated Debentures of the series affected may require us to repay the entire principal of the Junior Subordinated Debentures of such series immediately (“Repayment Acceleration”). In most instances, the holders of at least a majority in aggregate principal amount of the Junior Subordinated Debentures of the affected series may rescind a previously triggered Repayment Acceleration. However, if we cause an event of default because we have failed to pay (unaccelerated) principal, premium, if any, or interest, Repayment Acceleration may be rescinded only if we have first cured our default by depositing with the Subordinated Indenture Trustee enough money to pay all (unaccelerated) past due amounts and penalties, if any. For a discussion of remedies in the event Junior Subordinated Debentures are issued to a trust, see Description of Trust Preferred Securities — Enforcement of Certain Rights by Holders of Trust Preferred Securities.

          The Subordinated Indenture Trustee must within 90 days after a default occurs, notify the holders of the Junior Subordinated Debentures of the series of default unless such default has been cured or waived. We are required to file an annual certificate with the Subordinated Indenture Trustee, signed by an officer, concerning any default by us under any provisions of the Subordinated Indenture.

          In the case of Junior Subordinated Debentures issued to a trust, a holder of Trust Preferred Securities may institute a legal proceeding directly against us without first instituting a legal proceeding against the Property Trustee of the trust by which those Trust Preferred Securities were issued or any other person or entity, for enforcement of payment to that holder of principal or interest on an equivalent amount of Junior Subordinated Debentures of the related series on or after the due dates specified in those Junior Subordinated Debentures.

          Subject to the provisions of the Subordinated Indenture relating to its duties in case of default, the Subordinated Indenture Trustee shall be under no obligation to exercise any of its rights or powers under the Subordinated Indenture at the request, order or direction of any holders unless such holders offer the Subordinated Indenture Trustee reasonable indemnity. Subject to the provisions for indemnification, the holders of a majority in principal amount of the Junior Subordinated Debentures of any series may direct the time, method and place of conducting any proceedings for any remedy available to, or exercising any trust or power conferred on, the Subordinated Indenture Trustee with respect to such Junior Subordinated Debentures.

Modification of Subordinated Indenture

          Under the Subordinated Indenture, our rights and obligations and the rights of the holders of any Junior Subordinated Debentures may be changed. Any change affecting the rights of the holders of any series of Junior Subordinated Debentures requires the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Junior Subordinated Debentures of all series affected by the change, voting as one class. However, we cannot change the terms of payment of principal or interest, or a reduction in the percentage required for changes or a waiver of default, unless the holder consents. We may issue additional series of Junior Subordinated Debentures and take other action that does not affect the rights of holders of any series by executing supplemental indentures without the consent of any debentureholders.

Consolidation, Merger or Sale

          We may merge or consolidate with any entity or sell substantially all of our assets as an entirety as long as the successor or purchaser (i) is organized and existing under the laws of the United States, any state thereof or the District of Columbia and (ii) expressly assumes the payment of principal, premium, if any, and interest on the Junior Subordinated Debentures.

Legal Defeasance

          We will be discharged from our obligations on the Junior Subordinated Debentures of any series at any time if:

-    we deposit with the Trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the Junior Subordinated Debenture of the series, and
-    we deliver to the Trustee an opinion of counsel stating that the federal income tax obligations of debentureholders of that series will not change as a result of our performing the action described above.

          If this happens, the debentureholders of the series will not be entitled to the benefits of the Subordinated Indenture except for registration of transfer and exchange of Junior Subordinated Debentures and replacement of lost, stolen or mutilated Junior Subordinated Debentures.

Covenant Defeasance

          We will be discharged from our obligations under any restrictive covenant applicable to the Junior Subordinated Debentures of a particular series if we perform both actions described above. See Legal Defeasance. If this happens, any later breach of that particular restrictive covenant will not result in Repayment Acceleration. If we cause an event of default apart from breaching that restrictive covenant, there may not be sufficient money or government obligations on deposit with the Subordinated Indenture Trustee to pay all amounts due on the Junior Subordinated Debentures of that series. In that instance, we would remain liable for such amounts.

          Junior Subordinated Debentures issued to a trust will not be subject to covenant defeasance.

Subordination

          Each series of Junior Subordinated Debentures will be subordinate and junior in right of payment, to the extent set forth in the Subordinated Indenture, to all Senior Indebtedness as defined below. If:

-    we make a payment or distribution of any of our assets to creditors upon our dissolution, winding-up, liquidation or reorganization, whether in bankruptcy, insolvency or otherwise;
-    a default beyond any grace period has occurred and is continuing with respect to the payment of principal, interest or any other monetary amounts due and payable on any Senior Indebtedness; or
-    the maturity of any Senior Indebtedness has been accelerated because of a default on that Senior Indebtedness,

then the holders of Senior Indebtedness generally will have the right to receive payment, in the case of the first instance, of all amounts due or to become due upon that Senior Indebtedness, and, in the case of the second and third instances, of all amounts due on that Senior Indebtedness, or we will make provision for those payments, before the holders of any Junior Subordinated Debentures have the right to receive any payments of principal or interest on their Junior Subordinated Debentures.

          “Senior Indebtedness” means, with respect to any series of Junior Subordinated Debentures, the principal, premium, interest and any other payment in respect of any of the following:

-    all of our indebtedness that is evidenced by notes, debentures, bonds or other securities we sell for money or other obligations for money borrowed;
-    all indebtedness of others of the kinds described in the preceding category which we have assumed or guaranteed or which we have in effect guaranteed through an agreement to purchase, contingent or otherwise; and
-    all renewals, extensions or refundings of indebtedness of the kinds described in either of the preceding two categories.

          Any such indebtedness, renewal, extension or refunding, however, will not be Senior Indebtedness if the instrument creating or evidencing it or the assumption or Guarantee of it provides that it is not superior in right of payment to or is equal in right of payment with those Junior Subordinated Debentures. Senior Indebtedness will be entitled to the benefits of the subordination provisions in the Subordinated Indenture irrespective of the amendment, modification or waiver of any term of the Senior Indebtedness.

          The Subordinated Indenture does not limit the amount of Senior Indebtedness that we may issue. As of March 31, 2005, our Senior Indebtedness totaled approximately $2,023,600,000.

Governing Law

          The Subordinated Indenture and Junior Subordinated Debentures of all series will be governed by the laws of the State of New York.

Concerning the Trustee

          We and our affiliates use or will use some of the banking services of the Subordinated Indenture Trustee in the normal course of business. The Subordinated Trustee is also the Trustee under the Indenture relating to the Senior Notes.

DESCRIPTION OF TRUST PREFERRED SECURITIES

          Each trust may issue Trust Preferred Securities and Trust Common Securities under the trust agreement, which we refer to in this prospectus as the Trust Securities. These Trust Securities will represent undivided beneficial interests in the assets of the trust. Selected provisions of the trust agreement are summarized below. This summary is not complete. The form of trust agreement is filed with the SEC herewith and you should read the trust agreement for provisions that may be important to you. The trust agreement will be qualified as an indenture under the Trust Indenture Act. You should also refer to the Trust Indenture Act for provisions that apply to the Trust Preferred Securities.

General

          Each trust will exist for the exclusive purposes of:

-    issuing and selling its Trust Preferred Securities and Trust Common Securities;
-    investing the gross proceeds of the Trust Securities in our Debt Securities;
-    maintaining its status as a grantor trust for federal income tax purposes;
-    making distributions; and
-    engaging in only those other activities necessary, advisable or incidental to the purposes listed above.

          Our Debt Securities will be the sole assets of each trust, and our payments under the Debt Securities will be the sole income of each trust. No separate financial statements of any trust will be included in this prospectus. We consider that these financial statements would not be material to holders of the Trust Preferred Securities because no trust would have any independent operations and the only purposes of each trust are those described above. We do not expect that any trust will be filing annual, quarterly or special reports with the SEC. The principal place of business of each trust will be c/o American Electric Power Company, Inc., 1 Riverside Plaza, Columbus, OH 43215.

          Each trust will exist until terminated as provided in its trust agreement. The trustees of each trust will be:

-    two of our employees or officers or two employees or officers of our affiliates as administrators (the “Administrative Trustees”); and
-    Wilmington Trust Company, which will act as Property Trustee and as indenture trustee for purposes of the Trust Indenture Act (the “Property Trustee”) and for the purpose of complying with the provisions of the Delaware Business Trust Act, the Delaware Trustee (the “Delaware Trustee”).

          The trust agreement will authorize the Administrative Trustees to issue two classes of Trust Securities: Trust Preferred Securities and Trust Common Securities. We will own all of the Trust Common Securities issued by each trust, which will rank equally in right of payment with the Trust

Preferred Securities issued by the respective trust. However, if an event of default occurs and is continuing under the trust agreement, rights of the holders of the Trust Common Securities to payment for distributions and otherwise will be subordinated to the rights of the holders of the Trust Preferred Securities. We will acquire Trust Common Securities of each trust in a total liquidation amount of at least three percent of the total capital of the trust.

          Proceeds from the sale of both the Trust Preferred Securities and the Trust Common Securities issued by each trust will be used to purchase our Debt Securities, which will be held in trust by the Property Trustee for the benefit of the holders of the Trust Securities issued by the respective trust. We will guarantee the payments of distributions and payments of redemption or liquidation with respect to the Trust Preferred Securities issued by each trust, but only to the extent the respective trust has funds legally available for and cash sufficient to make those payments and has not made the payments. See Description of Guarantees below.

          Each Guarantee, when taken together with our obligations under the related Debt Securities, the related indenture and the related trust agreement, will provide a full and unconditional guarantee of amounts due on the Trust Preferred Securities issued by the respective trust. The Trust Preferred Securities will have the terms, including distributions, redemption, voting, liquidation rights and other rights or restrictions that will be described in the related trust agreement or made part of it by the Trust Indenture Act or the Delaware Business Trust Act.

Provisions of a Particular Series

          Each Trust may issue only one series of Trust Preferred Securities. The applicable prospectus supplement will set forth the principal terms of the Trust Preferred Securities that will be offered, including:

-    the name of the Trust Preferred Securities;
-    the liquidation amount and number of Trust Preferred Securities issued;
-    the annual distribution rate or rates or method of determining such rate or rates, the payment date or dates and the record dates used to determine the holders who are to receive distributions;
-    whether distributions will be cumulative and, in the case of Trust Preferred Securities, having cumulative distribution rights, the date from which distributions will be cumulative;
-    the optional redemption provisions, if any, including the prices, time periods and other terms and conditions on which the Trust Preferred Securities will be purchased or redeemed, in whole or in part;
-    the terms and conditions, if any, upon which the Debt Securities and the related Guarantee may be distributed to holders of the Trust Preferred Securities;
-    any securities exchange on which the Trust Preferred Securities will be listed;
-    the terms and conditions, if any, upon which the Trust Preferred Securities may be converted into our securities; and
-    any other relevant rights, covenants, preferences, privileges, limitations or restrictions of the Trust Preferred Securities.

          Terms of the Trust Preferred Securities issued by each trust will mirror the terms of the Debt Securities held by the respective trust. In other words, the interest rate and interest and other payment dates of each series of Debt Securities issued to a trust will correspond to the rate at which distributions will be paid and the distribution and other payment dates of the Trust Preferred Securities of that trust. The prospectus supplement will also set forth whether the Debt Securities to be issued to a trust will be Senior Notes or Junior Subordinated Debentures.

Distributions

          The Trust Preferred Securities represent preferred, undivided, beneficial interests in the assets of the respective trust. The applicable prospectus supplement will state the annual rate, as a percentage of the liquidation amount, at which distributions on each Trust Preferred Security will be payable, the liquidation amount and the dates on which distributions will be payable.

          Each trust will use the proceeds from the issuance and sale of the Trust Preferred Securities to purchase our Debt Securities. The income of a trust available for distribution to holders of the Trust Preferred Securities issued by that trust will be limited to payments under those Debt Securities. If we do not make payments on the Debt Securities, a trust will not have funds available to pay distributions or other amounts payable on the Trust Preferred Securities issued by that trust. The payment of distributions and other amounts payable on the Trust Preferred Securities issued by a trust, if and to the extent the trust has funds legally available for and cash sufficient to make such payments, is guaranteed by us as described herein under Description of Guarantees.

Option to Accelerate Maturity Date

          If, at any time the Debt Securities are held by a trust, we are not able to deduct the interest payable on the Debt Securities as a result of a Tax Event, then we have the right to accelerate the stated maturity of the Debt Securities to the minimum extent required so that interest on the Debt Securities will be deductible for United States federal income tax purposes. However, the resulting maturity may not be less than 15 years from the date of the original issuance. Moreover, we may not accelerate the stated maturity unless we have received an opinion of counsel to the effect that (1) following acceleration, interest paid on the Debt Securities will be deductible for United States federal income tax purposes and (2) the holders of Trust Preferred Securities will not recognize income, gain or loss for United States federal income tax purposes as a result of this acceleration and will be subject to United States federal tax in the same amount, in the same manner and at the same times as would have been the case if acceleration had not occurred.

Option to Extend Interest Payment Period

          If the applicable prospectus supplement so states, we will have the right to defer the payment of interest on the Debt Securities at any time or from time to time for a period, which we refer to in this prospectus as an “extension period,” not exceeding 20 consecutive quarterly periods with respect to each extension period. During each extension period we shall have the right to make partial payments of interest on the Debt Security on any interest payment date. At the end of each extension period we shall pay all interest then accrued and unpaid. No extension period may extend beyond the stated maturity of the Debt Securities or end on a date other than an interest payment date. As a consequence of any such deferral, distributions on the Trust Preferred Securities by a trust will be deferred during any such extension period. Distributions to which holders of the Trust Preferred Securities are entitled will accumulate additional distributions at the rate stated in the applicable prospectus supplement. During an extension period, interest will continue to accrue and holders of Debt Securities, or holders of Trust Preferred Securities while outstanding, will be required to accrue original issue discount income for United States federal income tax purposes.

We will provide further discussion of the accrual of original issue discount in the applicable prospectus supplement.

          Prior to the termination of any extension period, we may further defer the payment of interest, provided that, unless the applicable prospectus supplement states otherwise, no extension period may exceed 20 consecutive quarterly periods or extend beyond the stated maturity of the Debt Securities. Upon the termination of any extension period and the payment of all amounts then due, we may elect to begin a new extension period subject to the above conditions. No interest shall be due and payable during an extension period, except at its end. We must give the applicable trustee and the Property Trustee notice of our election of an extension period at least one business day prior to the earlier of the date the distributions on the Trust Preferred Securities would have been payable but for the election to begin such extension period and the date the Property Trustee is required to give notice to holders of the Trust Preferred Securities of the record date or the date such distributions are payable, but in any event not less than one business day prior to such record date. The applicable trustee will give notice of our election to begin a new extension period to the holders of the Trust Preferred Securities.

          Unless the applicable prospectus supplement states otherwise, during any extended interest period, or for so long as an event of default under the applicable indenture or any payment default under the Guarantee has occurred and is continuing, we will not, except in limited circumstances, (1) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock; (2) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any Debt Securities of ours that rank equally with, or junior to, the Debt Securities; or (3) make any guarantee payments with respect to any guarantee issued by us if such guarantee ranks equally with, or junior to, the applicable Debt Securities.

Registration, Transfer and Exchange

          Unless otherwise indicated in the applicable prospectus supplement, each series of Trust Preferred Securities will be issued initially in the form of one or more global securities, in registered form, without coupons, as described under Book-Entry System. However, if we issue certificates, they will be issued in the name of the security holder.

          Trust Preferred Securities of any series will be exchangeable for other Trust Preferred Securities of the same series of any authorized denominations of a like aggregate liquidation amount and tenor. Subject to the terms of the trust agreement and the limitations applicable to global securities, Trust Preferred Securities may be presented for exchange or registration of transfer - duly endorsed or accompanied by a duly executed instrument of transfer - at the office of the Property Trustee, without service charges but upon payment of any taxes and other governmental charges as described in the trust agreement. Such transfer or exchange will be effected upon the Property Trustee being satisfied with the documents of title and identity of the person making the request.

          The Property Trustee will not be required to issue, register the transfer of, or exchange any Trust Preferred Securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any Trust Preferred Securities called for redemption and ending at the close of business on the day of mailing or register the transfer of, or exchange, any

Trust Preferred Securities selected for redemption except, in the case of any Trust Preferred Security to be redeemed in part, the portion thereof not to be so redeemed.

Payment and Paying Agents

          Distributions and other payments on Trust Preferred Securities issued in the form of global securities will be paid in the manner described under Book-Entry System.

          The paying agent initially will be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees. If the Property Trustee is no longer the paying agent, the Property Trustee will appoint a successor, which must be a bank or trust company reasonably acceptable to the Administrative Trustees, to act as paying agent. Such paying agent will be permitted to resign as paying agent upon 30 days’ written notice to the Property Trustee and the Administrative Trustees at which time the paying agent will return all unclaimed funds and all other funds in its possession to the Property Trustee.

Redemption

          Upon the repayment or redemption, in whole or in part, of the Debt Securities held by a trust, the proceeds shall be applied by the Property Trustee to redeem a Like Amount, as defined below, of the Trust Securities issued by that trust, upon not less than 30 nor more than 60 days’ notice, unless otherwise indicated in a prospectus supplement, at a redemption price equal to the aggregate liquidation amount of the Trust Preferred Securities plus accumulated but unpaid distributions to but excluding the redemption date and the related amount of the premium, if any, paid by us upon the concurrent redemption of the Debt Securities. If less than all the Debt Securities held by a trust are to be repaid or redeemed on a redemption date, then the proceeds from the repayment or redemption shall be allocated to the redemption proportionately of the Trust Preferred Securities and the Trust Common Securities issued by that trust based on the relative liquidation amounts of the classes. The amount of premium, if any, paid by us upon the redemption of all or any part of the Debt Securities held by a trust to be repaid or redeemed on a redemption date shall be allocated to the redemption proportionately of the Trust Preferred Securities and the Trust Common Securities issued by that trust.

          Unless the applicable prospectus supplement states otherwise, we will have the right to redeem the Debt Securities held by a trust:

-    on or after the date fixed for redemption as stated in the applicable prospectus supplement, in whole at any time or in part from time to time; or
-    prior to the date fixed for redemption as stated in the applicable prospectus supplement, in whole, but not in part, at any time within 90 days following the occurrence and during the continuation of a Tax Event or an Investment Company Event, each as defined below.

“Like Amount” means:

-    with respect to a redemption of Trust Securities, Trust Securities having a liquidation amount equal to that portion of the principal amount of Debt Securities to be contemporaneously redeemed in accordance with the applicable indenture, allocated to the Trust Common Securities and to the Trust Preferred Securities based upon the relative liquidation amounts of the classes; and

-    with respect to a distribution of Debt Securities to holders of Trust Securities in connection with a dissolution or liquidation of a trust, Debt Securities having a principal amount equal to the liquidation amount of the Trust Securities of the holder to whom the Debt Securities are distributed.

“Tax Event” means the receipt by a trust of an opinion of counsel to us experienced in relevant matters to the effect that, as a result of any amendment to, or change - including any announced prospective change - in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority of or in the United States, or as a result of any official administrative pronouncement or action or judicial decision interpreting or applying these laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance by a trust of Trust Preferred Securities, including, without limitation, any of the foregoing arising with respect to, or resulting from, any proposal, proceeding or other action commencing on or before the date of issuance, there is more than an insubstantial risk that:

-    the trust is, or will be within 90 days of the delivery of the opinion, subject to United States federal income tax with respect to income received or accrued on the Debt Securities we have issued to that trust;
-    interest payable by us on the Debt Securities is not, or within 90 days of the delivery of the opinion, will not be, deductible by us, in whole or in part, for United States federal income tax purposes; or
-    the trust is, or will be within 90 days of the delivery of the opinion, subject to more than an insubstantial amount of other taxes, duties or other governmental charges.

“Investment Company Event” means the receipt by a trust of an opinion of counsel to us experienced in these matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change - including any announced prospective change - in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the trust is or will be considered an “investment company” that is required to be registered under the Investment Company Act, which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the issuance by that trust of Trust Preferred Securities.

          If and for so long as a trust is the holder of all the Debt Securities issued by us to that trust, we will pay, with respect to the Debt Securities, such additional amounts as may be necessary in order that the amount of distributions then due and payable by a trust on the outstanding Trust Preferred Securities and Trust Common Securities of a trust will not be reduced as a result of any additional taxes, duties and other governmental charges to which that trust has become subject, including as a result of a Tax Event.

Redemption Procedures

          Trust Preferred Securities of a trust redeemed on each redemption date shall be redeemed at the redemption price with the applicable proceeds from the contemporaneous redemption of the Debt Securities held by that trust. Redemptions of Trust Preferred Securities shall be made and the redemption price shall be payable on each redemption date only to the extent that a trust has funds on hand available for the payment of the redemption price. See also Subordination of Trust Common Securities.

          If a trust gives a notice of redemption in respect of any Trust Preferred Securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds are available, in the case of Trust Preferred Securities held in book-entry form, the Property Trustee will deposit irrevocably with the depository funds sufficient to pay the applicable redemption price and will give the depository irrevocable instructions and authority to pay the redemption price to the holders of the Trust Preferred Securities. With respect to Trust Preferred Securities not held in book-entry form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the Trust Preferred Securities funds sufficient to pay the applicable redemption price and will give the paying agent irrevocable instructions and authority to pay the redemption price to the holders upon surrender of their certificates evidencing the Trust Preferred Securities. Notwithstanding the foregoing, distributions payable on or prior to the redemption date for any Trust Preferred Securities called for redemption shall be payable to the holders of the Trust Preferred Securities on the relevant record dates for the related distribution dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of the deposit all rights of the holders of the Trust Preferred Securities so called for redemption will cease, except the right of the holders of the Trust Preferred Securities to receive the redemption price, and any distribution payable in respect of the Trust Preferred Securities, but without interest on the redemption price, and the Trust Preferred Securities will cease to be outstanding. In the event that payment of the redemption price in respect of Trust Preferred Securities called for redemption is improperly withheld or refused and not paid either by a trust or by us pursuant to the Guarantee as described under Description of Guarantees, distributions on the Trust Preferred Securities will continue to accumulate at the then applicable rate, from the redemption date originally established by a trust for the Trust Preferred Securities it issues to the date the redemption price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

          If less than all the Trust Preferred Securities and Trust Common Securities are to be redeemed on a redemption date, then the aggregate liquidation amount of the Trust Preferred Securities and Trust Common Securities to be redeemed shall be allocated proportionately to the Trust Preferred Securities and the Trust Common Securities based upon the relative liquidation amounts of the classes. The particular Trust Preferred Securities to be redeemed shall be selected on a proportionate basis not more than 60 days prior to the redemption date by the Property Trustee from the outstanding Trust Preferred Securities not previously called for redemption, or if the Trust Preferred Securities are then held in the form of a global Trust Preferred Security, in accordance with the depository’s customary procedures. The Property Trustee shall promptly notify the securities registrar for the Trust Securities in writing of the Trust Preferred Securities selected for redemption and, in the case of any Trust Preferred Securities selected for partial redemption, the liquidation amount to be redeemed. For all purposes of the trust agreements, unless the context otherwise requires, all provisions relating to the redemption of Trust Preferred Securities shall relate, in the case of any Trust Preferred Securities redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of Trust Preferred Securities which has been or is to be redeemed.

          Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each registered holder of Trust Preferred Securities to be redeemed at its address appearing on the securities register for the Trust Securities. Unless we default in payment of the redemption price on the related Debt Securities, on and after the redemption date interest will cease to accrue on the Debt Securities or portions of them called for redemption.

Subordination of Trust Common Securities

          If on any distribution date or redemption date a payment event of default with respect to the underlying Debt Securities has occurred and is continuing, no payment on or in respect of the related Trust Common Securities shall be made unless all amounts due in respect of the related Trust Preferred Securities (including the liquidation amount or redemption price, if applicable) shall have been paid or payment provided for. All funds immediately available to the respective Property Trustee shall first be applied to the payment in full in cash of all distributions on, or redemption price of, the Trust Preferred Securities then due and payable.

          In the case of any event of default under the trust agreement, as defined below, resulting from an event of default with respect to the underlying Debt Securities, the holders of Trust Common Securities will be deemed to have waived any right to act with respect to any event of default under the related trust agreement until the effects of all events of default with respect to the related Trust Preferred Securities have been cured, waived or otherwise eliminated. Until all events of default under the related trust agreement with respect to the Trust Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee will act solely on behalf of the holders of the Trust Preferred Securities and not on behalf of the holders of the Trust Common Securities, and only the holders of the Trust Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

Liquidation Distribution Upon Dissolution

          In the event of any liquidation of a trust, the applicable prospectus supplement will state the amount payable on the Trust Preferred Securities issued by that trust as a dollar amount per Trust Preferred Security plus accumulated and unpaid distributions to the date of payment, subject to certain exceptions, which may be in the form of a distribution of the amount in Debt Securities held by that trust.

          The holders of all the outstanding Trust Common Securities of a trust have the right at any time to dissolve the trust and, after satisfaction of liabilities to creditors of the trust as provided by applicable law, cause the Debt Securities held by that trust to be distributed in liquidation of the trust to the holders of the Trust Preferred Securities and Trust Common Securities issued by the trust.

          Pursuant to the related trust agreement, unless the applicable prospectus supplement states otherwise, a trust will automatically dissolve upon expiration of its term or, if earlier, will dissolve on the first to occur of:

-    events of bankruptcy, dissolution or liquidation involving us or the holder of the Trust Common Securities, as specified in the trust agreement;
-    the giving by the holder of the Trust Common Securities issued by the trust of written direction to the Property Trustee to dissolve the trust, which direction, subject to the foregoing restrictions, is optional and wholly within the discretion of the holder of the Trust Common Securities;
-    the redemption of all the Trust Preferred Securities issued by the trust in connection with the repayment or redemption of all the Debt Securities as described under “Redemption”; and
-    the entry of an order for the dissolution of the trust by a court of competent jurisdiction.

          If dissolution of a trust occurs as described in the first, second or fourth bullet point above, the trust will be liquidated by the Property Trustee as expeditiously as the Property Trustee determines to be possible by distributing, after satisfaction of liabilities to creditors of the trust as provided by applicable law, to the holders of the Trust Securities issued by the trust a Like Amount of the related Debt Securities. If such distribution is not practical, or, if a dissolution of a trust occurs as described in the third bullet point above, the holders will be entitled to receive out of the assets of the trust available for distribution to holders, after satisfaction of liabilities to creditors of the trust as provided by applicable law, an amount equal to, in the case of holders of the Trust Preferred Securities, the aggregate of the liquidation amount plus accumulated and unpaid distributions to the date of payment. In this prospectus we refer to this amount as the “liquidation distribution.” If the liquidation distribution can be paid only in part because the trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable directly by the trust on its Trust Preferred Securities shall be paid on a proportionate basis. The holders of the Trust Common Securities issued by the trust will be entitled to receive distributions upon any liquidation proportionately with the holders of the Trust Preferred Securities, except that if a payment event of default has occurred and is continuing on the related Debt Securities, the Trust Preferred Securities shall have a priority over the Trust Common Securities. See Subordination of Trust Common Securities.

          After the liquidation date is fixed for any distribution of Debt Securities we have issued to a trust,

-    the Trust Preferred Securities issued by that trust will no longer be deemed to be outstanding,
-    the depository or its nominee, as the registered holder of the Trust Preferred Securities, will receive a registered global certificate or certificates representing the Debt Securities to be delivered upon the distribution with respect to the Trust Preferred Securities held by the depository or its nominee, and
-    any certificates representing the Trust Preferred Securities not held by the depository or its nominee will be deemed to represent the Debt Securities having a principal amount equal to the stated liquidation amount of the Trust Preferred Securities and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid distributions on the Trust Preferred Securities until the certificates are presented to the security registrar for the Trust Securities for transfer or reissuance.

          If we do not redeem the Debt Securities we have issued to a trust prior to the stated maturity and the trust is not liquidated and the Debt Securities are not distributed to holders of the Trust Preferred Securities issued by that trust, the Trust Preferred Securities will remain outstanding until the repayment of the Debt Securities and the distribution of the liquidation distribution to the holders of the Trust Preferred Securities.

          There can be no assurance as to the market prices for Trust Preferred Securities or the related Debt Securities that may be distributed in exchange for Trust Preferred Securities if a dissolution and liquidation of a trust were to occur. Accordingly, the Trust Preferred Securities that an investor may purchase, or the related Debt Securities that the investor may receive on dissolution and liquidation of a trust, may trade at a discount to the price that the investor paid to purchase the Trust Preferred Securities offered hereby.

Certain Covenants

          In connection with the issuance of Trust Preferred Securities by a trust, we will agree:

-    to continue to hold, directly or indirectly, 100% of the Trust Common Securities of any trust to which Debt Securities have been issued while such Debt Securities are outstanding, provided that certain successors that are permitted pursuant to the applicable indenture may succeed to our ownership of the Trust Common Securities;
-    not to voluntarily dissolve, wind up or liquidate a trust to which Debt Securities have been issued, other than in connection with a distribution of Debt Securities to the holders of the Trust Preferred Securities in liquidation of a trust or in connection with certain mergers, consolidations or amalgamations permitted by the trust agreements; and
-    to use our reasonable efforts, consistent with the terms and provisions of the trust agreements, to cause each trust to which Debt Securities have been issued to continue not to be taxable other than as a grantor trust for United States federal income tax purposes.

Unless the applicable prospectus supplement states otherwise, during any extended interest period, or for so long as an event of default under the applicable indenture or any payment default under the preferred security Guarantee has occurred and is continuing, we will also agree that we will not, except in limited circumstances, (1) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock; (2) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any Debt Securities of ours that rank equally with, or junior to, the Debt Securities; or (3) make any guarantee payments with respect to any guarantee issued by us if such guarantee ranks equally with, or junior to, the applicable Debt Securities, other than, in each case, repurchases, redemptions or other acquisitions of shares of our:

-    capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or in connection with a dividend reinvestment or shareholder stock purchase plan;
-    as a result of an exchange or conversion of any class or series of our capital stock, or any capital stock of a subsidiary of ours, for any class or series of our capital stock or of any class or series of our then outstanding indebtedness for any class or series of our capital stock;
-    the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of the capital stock or the security being converted or exchanged;
-    payments under any Guarantee executed and delivered by us concurrently with the issuance of any Trust Preferred Securities;
-    any declaration of a dividend in the form of capital stock in connection with any shareholders’ rights plan, or the issuance of rights to capital stock under any shareholders’ rights plan, or the redemption or repurchase of rights pursuant to any such plan; or
-    any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of the warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks on a parity with or junior to the stock, if at such time

-    we have actual knowledge of any event that (a) with the giving of notice or the lapse of time, or both, would constitute an event of default under the applicable indenture, and (b) we have not taken reasonable steps to cure the same;
-    we are in default with respect to our payment of any obligations under any Guarantee executed and delivered by us concurrently with the issuance of any Trust Preferred Securities; or
-    an extension period is continuing.

          We will also agree that, if and for so long as a trust is the holder of all Debt Securities issued by us in connection with the issuance of Trust Preferred Securities by that trust and that trust is required to pay any additional taxes, duties or other governmental charges, including in connection with a Tax Event, we will pay as additional sums on the Debt Securities the amounts that may be required so that the distributions payable by that trust will not be reduced as a result of any additional taxes, duties or other governmental charges.

Events of Default

          Any one of the following events constitutes an event of default with respect to the Trust Preferred Securities issued by a trust under the related trust agreement:

-    default by the trust in the payment of any distribution when it becomes due and payable, and continuation of the default for a period of 30 days;
-    default by the trust in the payment of any redemption price of any trust security issued by that trust when it becomes due and payable;
-    default in the performance, or breach, in any material respect, of any covenant or warranty of the Property Trustee and the Delaware Trustee in the trust agreement, other than as described above, and continuation of the default or breach for a period of 60 days after there has been given, by registered or certified mail, to the appropriate trustees and to us by the holders of at least 33% in aggregate liquidation amount of the outstanding Trust Preferred Securities, a written notice specifying the default or breach and requiring it to be remedied and stating that the notice is a “Notice of Default” under the trust agreement;
-    the occurrence of an event of default under the applicable indenture relating to the Debt Securities held by a trust (see Description of the Senior Notes--Events of Default and Description of the Junior Subordinated Debentures Events of Default);
-    the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee or all or substantially all of its property if a successor Property Trustee has not been appointed within 90 days of the occurrence; or
-    the occurrence of certain events of bankruptcy or insolvency with respect to the trust.

          Within five business days after the occurrence of certain events of default actually known to the respective Property Trustee, the Property Trustee will transmit notice of the event of default to the respective holders of Trust Securities and the respective Administrative Trustees, unless the event of default has been cured or waived. Within five business days after the receipt of notice that we intend to exercise our right under the applicable indenture to defer the payment of interest on the related Debt Securities, the Property Trustee must notify the holders and the Administrative Trustees that we intend to defer these interest payments, unless we have revoked our determination to do so.

          The applicable trust agreement includes provisions as to the duties of the Property Trustee in case an event of default occurs and is continuing. Consistent with these provisions, the Property Trustee will be under no obligation to exercise any of its rights or powers at the request or direction of any of the holders unless those holders have offered to the Property Trustee reasonable indemnity. Subject to these provisions for indemnification, the holders of a majority in liquidation amount of the related outstanding Trust Preferred Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or exercising any trust or power conferred on the Property Trustee, with respect to the related Trust Preferred Securities.

          The holders of at least a majority in aggregate liquidation amount of the outstanding Trust Preferred Securities issued by a trust may waive any past default under the applicable trust agreement except:

-    a default in the payment of any distribution when it becomes due and payable or any redemption price;
-    a default with respect to certain covenants and provisions of the applicable trust agreement that cannot be modified or amended without consent of the holder of each outstanding Trust Preferred Security; and
-    a default under the applicable indenture that the holders of a majority in liquidation amount of the Trust Preferred Securities would not be entitled to waive under the applicable trust agreement.

          If an event of default under the applicable indenture has occurred and is continuing as a result of any failure by us to pay any amounts when due in respect of the related Debt Securities issued by us to a trust, the related Trust Preferred Securities will have a preference over the related Trust Common Securities with respect to payments of any amounts in respect of the Trust Preferred Securities as described above. See Subordination of Trust Common Securities, Liquidation Distribution Upon Dissolution, Description of the Senior Notes — Events of Default and Description of Junior Subordinated Debentures — Events of Default.

          We must furnish annually to each Property Trustee a statement by an appropriate officer as to that officer’s knowledge of our compliance with all conditions and covenants under the respective trust agreement. Also, the Administrative Trustees for each trust must file, on behalf of the respective trust, a statement as to our compliance with all conditions and covenants under the respective trust agreement.

Voting Rights; Amendment of Trust Agreement

          Except as provided below and under Resignation, Removal of Property Trustee and Delaware Trustee; Appointment of Successors and Description of Guarantees — Amendments and Assignment and as otherwise required by law and the applicable trust agreement, the holders of the Trust Preferred Securities issued by a trust will have no voting rights.

          The trust agreement applicable to a trust may be amended from time to time by the holders of a majority in liquidation amount of its Trust Common Securities and the respective Property Trustee, without the consent of the holders of the Trust Preferred Securities issued by the trust:

-    to cure any ambiguity, correct or supplement any provisions in the trust agreements that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the trust agreements, provided that any such amendment does not adversely affect in any material respect the interests of any holder of Trust Securities;
-    to facilitate the tendering, remarketing and settlement of the Trust Preferred Securities, as contemplated in the trust agreement;
-    to modify, eliminate or add to any provisions of the trust agreements to the extent as may be necessary to ensure that a trust will not be taxable other than as a grantor trust for United States federal income tax purposes at any time that any Trust Securities are outstanding or to ensure that a trust will not be required to register as an “investment company” under the Investment Company Act; or
-    to reflect the appointment of a successor trustee.

          The trust agreement may be amended by the holders of a majority in aggregate liquidation amount of the Trust Common Securities and the Property Trustee with the consent of holders representing not less than a majority in aggregate liquidation amount of the outstanding Trust Preferred Securities and receipt by the Property Trustee and the Delaware Trustee of an opinion of counsel to the effect that the amendment or the exercise of any power granted to the trustees in accordance with the amendment will not affect the trust’s not being taxable other than as a grantor trust for United States federal income tax purposes or the trust’s exemption from status as an “investment company” under the Investment Company Act.

          Without the consent of each holder of Trust Preferred Securities affected by the amendment or related exercise of power, the trust agreement applicable to a trust may not be amended to change the amount or timing of any distribution on the Trust Securities or otherwise adversely affect the amount of any distribution required to be made in respect of the Trust Securities as of a specified date or restrict the right of a holder of Trust Securities to institute suit for the enforcement of any payment due.

          So long as any Debt Securities are held by a trust, the respective Property Trustee will not:

-    direct the time, method and place of conducting any proceeding for any remedy available to the trustee for the Debt Securities under the related indenture, or execute any trust or power conferred on the Property Trustee with respect to the related Debt Securities;
-    waive any past default that is waivable under the applicable indenture;
-    exercise any right to rescind or annul a declaration that the Debt Securities shall be due and payable; or
-    consent to any amendment, modification or termination of the applicable indenture or the related Debt Securities, where consent shall be required;

without, in each case, obtaining the prior approval of the holders of at least a majority in aggregate liquidation amount of the Trust Preferred Securities, except that, if a consent under the applicable indenture would require the consent of each holder of Debt Securities affected by the consent, no consent will be given by the Property Trustee without the prior written consent of each holder of the Trust Preferred Securities.

          A Property Trustee may not revoke any action previously authorized or approved by a vote of the holders of the Trust Preferred Securities issued by its respective trust except by subsequent vote of the holders of the Trust Preferred Securities. The Property Trustee will notify each holder of Trust Preferred Securities of any notice of default with respect to the Debt Securities. In addition, before taking any of the foregoing actions, the Property Trustee will obtain an opinion of counsel experienced in relevant matters to the effect that the trust will not be taxable other than as a grantor trust for United States federal income tax purposes on account of the action.

          Any required approval of holders of Trust Preferred Securities issued by a trust may be given at a meeting of holders of those Trust Preferred Securities convened for the purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Trust Preferred Securities are entitled to vote, or of any matter upon which action by written consent of the holders is to be taken, to be given to each registered holder of Trust Preferred Securities in the manner set forth in the applicable trust agreement.

          No vote or consent of the holders of Trust Preferred Securities issued by a trust will be required to redeem and cancel those Trust Preferred Securities in accordance with the applicable trust agreement. See above under Redemption.

          Notwithstanding that holders of Trust Preferred Securities issued by a trust are entitled to vote or consent under any of the circumstances described above, any of those Trust Preferred Securities that are owned by us, the respective Property Trustee or Delaware Trustee, or any affiliate of us or either trustee, will, for purposes of the vote or consent, be treated as if they were not outstanding.

Enforcement of Certain Rights by Holders of Trust Preferred Securities

          If an event of default has occurred and is continuing under the applicable indenture, and the trustee for the related Debt Securities and the holders of those Debt Securities have failed to declare the principal due and payable, the holders of at least 33% in aggregate liquidation amount of the related outstanding Trust Preferred Securities shall have this right.

          If an event of default has occurred and is continuing under a trust agreement and the event is attributable to our failure to pay any amounts payable in respect of Debt Securities on the date the amounts are otherwise payable, a registered holder of Trust Preferred Securities may institute a direct action against us for enforcement of payment to the holder of an amount equal to the amount payable in respect of Debt Securities having a principal amount equal to the aggregate liquidation amount of the Trust Preferred Securities held by the holder, which we refer to in this discussion as a “Direct Action”. We will have the right under the applicable indenture to set-off any payment made to the holders of Trust Preferred Securities by us in connection with a Direct Action.

          We may not amend the applicable indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all the Trust Preferred Securities. Furthermore, so long as any of the Trust Preferred Securities are outstanding:

-    no modification of the applicable indenture may be made that adversely affects the holders of the Trust Preferred Securities in any material respect,
-    no termination of the applicable indenture may occur and

-    no waiver of any event of default or compliance with any covenant under the applicable indenture may be effective,

without the prior consent of the holders of at least a majority of the aggregate liquidation amount of the outstanding Trust Preferred Securities unless and until the principal of, accrued and unpaid interest on and premium, if any, on the related Debt Securities have been paid in full and certain other conditions are satisfied.

          With certain exceptions, the holders of the Trust Preferred Securities would not be able to exercise directly any remedies available to the holders of the Debt Securities except under the circumstances described in this section.

Resignation, Removal of Property Trustee and Delaware Trustee; Appointment of Successors

          The Property Trustee or the Delaware Trustee of a trust may resign at any time by giving written notice to us or may be removed at any time by an action of the holders of a majority in liquidation amount of that trust’s outstanding Trust Preferred Securities delivered to the trustee to be removed and to us. No resignation or removal of either of the trustees and no appointment of a successor trustee will become effective until a successor trustee accepts appointment in accordance with the requirements of the trust agreement. So long as no event of default or event that would become an event of default has occurred and is continuing, and except with respect to a trustee appointed by an action of the holders, if we have delivered to either the Property Trustee or the Delaware Trustee a resolution of our board of directors appointing a successor trustee and the successor trustee has accepted the appointment in accordance with the terms of the trust agreement, the Property Trustee or the Delaware Trustee, as the case may be, will be deemed to have resigned and the successor trustee will be deemed to have been appointed as trustee in accordance with the trust agreement.

Mergers, Consolidations, Amalgamations or Replacements of a Trust

          A trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any entity, except as described below or as otherwise set forth in the applicable trust agreement. A trust may, at the request of the holders of its Trust Common Securities and with the consent of the holders of at least a majority in aggregate liquidation amount of its outstanding Trust Preferred Securities, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any state, so long as:

-    the successor entity either expressly assumes all the obligations of the trust with respect to its Trust Preferred Securities or substitutes for the Trust Preferred Securities other securities having substantially the same terms as the Trust Preferred Securities, which we refer to in this prospectus as the successor securities, so long as the successor securities have the same priority as the Trust Preferred Securities with respect to distributions and payments upon liquidation, redemption and otherwise;
-    a trustee of the successor entity, possessing the same powers and duties as the Property Trustee, is appointed to hold the related Debt Securities;
-    the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Trust Preferred Securities, including any successor securities, to be downgraded by any nationally recognized statistical rating organization;

-    the Trust Preferred Securities or any successor securities are listed or quoted, or any successor securities will be listed or quoted upon notification of issuance, on any national securities exchange or with another organization on which the Trust Preferred Securities are then listed or quoted;
-    the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Trust Preferred Securities, including any successor securities, in any material respect;
-    the successor entity has a purpose substantially identical to that of the trust;
-    prior to the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Property Trustee has received an opinion from independent counsel experienced in relevant matters to the effect that such transaction does not adversely affect the rights, preferences and privileges of the holders of the Trust Preferred Securities, including any successor securities, in any material respect and following such transaction, neither the trust nor the successor entity will be required to register as an investment company under the Investment Company Act; and
-    we or any permitted successor or assignee owns all the Trust Common Securities of the successor entity and guarantees the obligations of the successor entity under the successor securities at least to the extent provided by the applicable Guarantee.

          Notwithstanding the foregoing, a trust may not, except with the consent of holders of 100% in aggregate liquidation amount of the Trust Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to, any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if the consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the trust or the successor entity to be taxable other than as a grantor trust for United States federal income tax purposes.

Information Concerning the Property Trustees

          Each Property Trustee, other than during the occurrence and continuance of an event of default, undertakes to perform only the duties as are specifically set forth in the applicable trust agreement and, after an event of default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, each Property Trustee is under no obligation to exercise any of the powers vested in it by the trust agreements at the request of any holder of Trust Preferred Securities issued by the respective trust unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred by exercising these powers.

Concerning the Property Trustee

          We and our affiliates use or will use some of the services of the Property Trustee in the normal course of business.

Miscellaneous

          The Administrative Trustees and the Property Trustee relating to each trust are authorized and directed to conduct the affairs of and to operate the trust in such a way that the trust will not be deemed to be an “investment company” required to be registered under the Investment Company Act or taxable other than as a grantor trust for United States federal income tax purposes and so that the Debt Securities held by that trust will be treated as indebtedness of ours for United States federal income tax purposes. In this regard, each Property Trustee and the holders of Trust Common Securities issued by the respective trust are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the trust or the applicable trust agreement, that the Property Trustee and the holders of Trust Common Securities determine in their discretion to be necessary or desirable for these purposes, as long as this action does not materially adversely affect the interests of the holders of the Trust Preferred Securities.

          Holders of the Trust Preferred Securities have no preemptive or similar rights.

          A trust may not borrow money or issue debt or mortgage or pledge any of its assets.

Governing Law

          The trust agreement and the Trust Preferred Securities will be governed by Delaware law.

DESCRIPTION OF GUARANTEES

          Each Guarantee will be executed and delivered by us concurrently with the issuance of Trust Preferred Securities by a trust for the benefit of the holders from time to time of the Trust Preferred Securities. We will appoint The Bank of New York as Guarantee Trustee under each Guarantee. Each Guarantee Trustee will hold the respective Guarantee for the benefit of the holders of the Trust Preferred Securities issued by the related trust. Each Guarantee will be qualified as an indenture under the Trust Indenture Act of 1939. We have summarized below certain provisions of the Guarantees. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Guarantee, including the definitions in the Guarantee of certain terms. The form of guarantee agreement will be filed as an exhibit to the registration statement of which this prospectus is a part.

General

          Unless otherwise provided in a prospectus supplement, we will fully and unconditionally agree, to the extent described herein, to pay the Guarantee payments, as defined below, to the holders of the Trust Preferred Securities issued by each trust, as and when due, regardless of any defense, right of set-off or counterclaim that a trust may have or assert other than the defense of payment. The following payments with respect to the Trust Preferred Securities, to the extent not paid or made by or on behalf of the respective trust, which payments we refer to in this discussion as the “Guarantee payments,” will be subject to the respective Guarantee:

-    any accumulated and unpaid distributions required to be paid on the Trust Preferred Securities, to the extent that the trust has funds on hand available therefor;
-    the redemption price with respect to any Trust Preferred Securities called for redemption, to the extent that the trust has funds on hand available therefor; and
-    upon a voluntary or involuntary dissolution, winding up or liquidation of the trust, unless the related Debt Securities are distributed to holders of the Trust Preferred Securities, the lesser of:

          (1) the aggregate of the liquidation amount and all accumulated and unpaid distributions to the date of payment, to the extent that the trust has funds on hand available therefor; and

          (2) the amount of assets of the trust remaining available for distribution to holders of the Trust Preferred Securities on liquidation of the trust.

          Our obligation to make a Guarantee payment may be satisfied by direct payment of the required amounts by us to the holders of the Trust Preferred Securities or by causing the trust to pay these amounts to the holders.

          Each Guarantee will be an irrevocable guarantee of the obligations of the respective trust under its Trust Preferred Securities, but will apply only to the extent that the trust has funds sufficient to make these payments.

          If we do not make payments on the Debt Securities held by a trust, the trust will not be able to pay any amounts payable in respect of its Trust Preferred Securities and will not have funds legally available for these payments. The applicable prospectus supplement will describe the ranking of the Guarantee. See Status of the Guarantees. The Guarantees do not limit our incurrence or issuance of other secured or unsecured debt, including Senior Indebtedness, whether under the applicable indenture, any other indenture that we may enter into in the future or otherwise.

          We will enter into an agreement as to expenses and liabilities with each trust to provide funds to such trust as needed to pay obligations of the trust to parties other than the holders of the Trust Preferred Securities. We have, through the Guarantees, the trust agreements, the agreements as to expenses and liabilities, the applicable Debt Securities and the related indenture, taken together, fully, irrevocably and unconditionally guaranteed all of each trust’s obligations under its Trust Preferred Securities. No single document standing alone or operating in conjunction with fewer than all the other documents constitutes the Guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of each trust’s obligations in respect of its Trust Preferred Securities. See Relationship Among Trust Preferred Securities, Debt Securities and Guarantees.

Status of the Guarantees

          Each Guarantee will constitute an unsecured obligation of ours. The applicable prospectus supplement will describe the ranking of each Guarantee.

          Each Guarantee will constitute a guarantee of payment and not of collection; specifically, the Guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity. Each Guarantee will be held by the respective Guarantee Trustee for the benefit of the holders of the related Trust Preferred Securities. A Guarantee will not be discharged except by payment of the applicable Guarantee payments in full to the extent not paid or distributed by the respective trust.

Amendments and Assignment

          Except with respect to any changes that do not materially adversely affect the rights of holders of the related Trust Preferred Securities, in which case no vote will be required, a Guarantee may not be amended without the prior approval of the holders of not less than a majority of the aggregate liquidation amount of the related Trust Preferred Securities. The manner of obtaining this type of approval will be as set forth under Description of Trust Preferred Securities — Voting Rights; Amendment of Trust Agreement. All Guarantees and agreements contained in each Guarantee shall bind the successors, assigns, receivers, trustees and representatives of ours and shall inure to the benefit of the holders of the related Trust Preferred Securities then outstanding.

Events of Default

          An event of default under a Guarantee will occur upon our failure to perform any of our payment obligations under the Guarantee, or to perform any other obligation if such default remains unremedied for 30 days.

          The holders of not less than a majority in aggregate liquidation amount of the related Trust Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. Any registered holder of Trust Preferred Securities may institute a legal proceeding directly against us to enforce its rights under the related Guarantee without first instituting a legal proceeding against the related trust, the Guarantee Trustee or any other person or entity.

          We, as guarantor, are required to file annually with each Guarantee Trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under each Guarantee.

Consolidation, Merger, Sale of Assets and Other Transactions

          We may merge or consolidate with any entity or sell substantially all of our assets as an entirety as long as the successor or purchaser (i) is organized and existing under the laws of the United States, any state thereof or the District of Columbia; (ii) expressly assumes our obligations under the Guarantee; and (iii) immediately after giving effect thereto no event of default under the Guarantee and no event which after notice or lapse of time or both, would become an event of default under the Guarantee has happened and is continuing.

Information Concerning the Guarantee Trustee

          The Guarantee Trustee, other than during the occurrence and continuance of a default by us in performance of the Guarantee, undertakes to perform only such duties as are specifically set forth in the guarantee agreement. After a default with respect to the Guarantee, the Guarantee Trustee must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the guarantee agreement at the request of any holder of the Trust Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might thereby incur.

Termination of the Guarantees

          Each Guarantee will terminate and be of no further force and effect upon full payment of the redemption price of the related Trust Preferred Securities, upon full payment of the amounts payable with respect to the Trust Preferred Securities upon liquidation of the respective trust and upon distribution of the related Debt Securities to the holders of the Trust Preferred Securities. Each Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related Trust Preferred Securities must restore payment of any sums paid under the Trust Preferred Securities or the Guarantee.

Governing Law

          Each Guarantee will be governed by New York law.

Concerning the Trustee

          We and our affiliates use or will use some of the banking services of the Guarantee Trustee in the normal course of business.

          We must furnish annually to each Property Trustee a statement by an appropriate officer as to that officer’s knowledge of our compliance with all conditions and covenants under the respective trust agreement. Also, the Administrative Trustees for each trust must file, on behalf of the respective trust, a statement as to our compliance with all conditions and covenants under the respective trust agreement.

RELATIONSHIP AMONG TRUST PREFERRED SECURITIES, DEBT SECURITIES AND GUARANTEES

Full and Unconditional Guarantee

          Payments of distributions and other amounts due on the Trust Preferred Securities issued by a trust, to the extent the trust has funds available for the payment, are irrevocably Guaranteed by us as and to the extent set forth under Description of Guarantees. Taken together, our obligations under the related Debt Securities, the applicable indenture, an agreement as to expenses and liabilities, the related trust agreement and the related Guarantee provide, in the aggregate, a full, irrevocable and unconditional Guarantee of payments of distributions and other amounts due on the Trust Preferred Securities issued by a trust. No single document standing alone or operating in conjunction with fewer than all the other documents constitutes the Guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional Guarantee of each trust’s obligations in respect of the related Trust Preferred Securities. If and to the extent that we do not make payments on the Debt Securities issued to a trust, the trust will not have sufficient funds to pay distributions or other amounts due on its Trust Preferred Securities. A Guarantee does not cover payment of amounts payable with respect to the Trust Preferred Securities issued by a trust when the trust does not have sufficient funds to pay these amounts. In this event, the remedy of a holder of the Trust Preferred Securities is to institute a legal proceeding directly against us for enforcement of payment of our obligations under Debt Securities having a principal amount equal to the liquidation amount of the Trust Preferred Securities held by the holder.

Sufficiency of Payments

          As long as payments are made when due on the Debt Securities issued to a trust, these payments will be sufficient to cover distributions and other payments distributable on the Trust Preferred Securities issued by that trust, primarily because:

-    the aggregate principal amount of the Debt Securities will be equal to the sum of the aggregate stated liquidation amount of the Trust Preferred Securities and Trust Common Securities;
-    the interest rate and interest and other payment dates on the Debt Securities will match the distribution rate, distribution dates and other payment dates for the Trust Preferred Securities;
-    we will pay for any and all costs, expenses and liabilities of the trust except the trust’s obligations to holders of the related Trust Securities; and
-    the applicable trust agreement further provides that the trust will not engage in any activity that is not consistent with the limited purposes of the trust.

          Notwithstanding anything to the contrary in the applicable indenture, we have the right to set-off any payment we are otherwise required to make under that indenture against and to the extent we have previously made, or are concurrently on the date of the payment making, a payment under a Guarantee.

Enforcement Rights of Holders of Trust Preferred Securities

          Under the circumstances set forth under Description of Trust Preferred Securities--Enforcement of Certain Rights by Holders of Trust Preferred Securities, holders of Trust Preferred Securities may bring a Direct Action against us.

          A holder of any Trust Preferred Security may institute a legal proceeding directly against us to enforce its rights under the related Guarantee without first instituting a legal proceeding against the related Guarantee Trustee, the related trust or any other person or entity. See Description of Guarantees.

Limited Purpose of Trust

          The Trust Preferred Securities issued by a trust represent preferred undivided beneficial interests in the assets of the trust, and the trust exists for the sole purpose of issuing its Trust Preferred Securities and Trust Common Securities and investing the proceeds of these Trust Securities in Debt Securities. A principal difference between the rights of a holder of a Trust Preferred Security and a holder of a debt security is that a holder of a debt security is entitled to receive from us payments on Debt Securities held, while a holder of Trust Preferred Securities is entitled to receive distributions or other amounts distributable with respect to the Trust Preferred Securities from a trust, or from us under a Guarantee, only if and to the extent the trust has funds available for the payment of the distributions.

Rights Upon Dissolution

          Upon any voluntary or involuntary dissolution of a trust, other than any dissolution involving the distribution of the related Debt Securities, after satisfaction of liabilities to creditors of the trust as required by applicable law, the holders of the Trust Preferred Securities issued by the trust will be entitled to receive, out of assets held by the trust, the liquidation distribution in cash. See Description of Trust Preferred Securities — Liquidation Distribution Upon Dissolution. Since we are the guarantor under each of the Guarantees and have agreed to pay for all costs, expenses and liabilities of each trust, other than each trust’s obligations to the holders of the respective Trust Securities, the positions of a holder of Trust Preferred Securities and a holder of Debt Securities relative to other creditors and to our shareholders in the event of our liquidation or bankruptcy are expected to be substantially the same.

DESCRIPTION OF THE STOCK PURCHASE CONTRACTS AND THE STOCK
PURCHASE UNITS

          We may issue Stock Purchase Contracts representing contracts obligating holders to purchase from us and we may sell to the holders, a specified number of shares of common stock (or a range of numbers of shares pursuant to a predetermined formula) at a future date or dates. The price per share of common stock may be fixed at the time the Stock Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Stock Purchase Contracts.

          The Stock Purchase Contracts may be issued separately or as a part of units, often known as Stock Purchase Units, consisting of a Stock Purchase Contract and either Debt Securities or debt obligations of third parties, including U.S. Treasury securities or Trust Preferred Securities securing the holder’s obligations to purchase the common stock under the Stock Purchase Contracts.

          The Stock Purchase Contracts may require us to make periodic payments to the holders of the Stock Purchase Units or vice versa, and such payments may be unsecured or prefunded on some basis. The Stock Purchase Contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid Stock Purchase Contracts, often known as prepaid securities, upon release to a holder of any collateral securing such holder’s obligations under the original Stock Purchase Contract.

          The applicable prospectus supplement will describe the terms of any Stock Purchase Contracts or Stock Purchase Units and, if applicable, prepaid securities. The description in the applicable prospectus supplement will not necessarily contain all of information that you may find useful. For more information, you should review the Stock Purchase Contracts, the collateral arrangements and depositary arrangements, if applicable, relating to such Stock Purchase Contracts or Stock Purchase Units and, if applicable, the prepaid securities and the document pursuant to which the prepaid securities will be issued. These documents will be filed with the SEC promptly after the offering of such Stock Purchase Contracts or Stock Purchase Units and, if applicable, prepaid securities.

BOOK-ENTRY SYSTEM

          Unless otherwise stated in a prospectus supplement, book-entry securities of a series will be issued in the form of a global security that the Trustee will deposit with The Depository Trust Company, New York, New York (“DTC”). This means that we will not issue security certificates to each holder. One or more global securities will be issued to DTC who will keep a computerized record of its participants (for example, your broker) whose clients have purchased the securities. The participant will then keep a record of its clients who purchased the securities. Unless it is exchanged in whole or in part for a certificate, a global security may not be transferred, except that DTC, its nominees, and their successors may transfer a global security as a whole to one another.

          Beneficial interests in global securities will be shown on, and transfers of global securities will be made only through, records maintained by DTC and its participants.

          DTC has provided us the following information: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the United States Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants (“Direct Participants”) deposit with DTC. DTC also records the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for Direct Participant’s accounts. This eliminates the need to exchange security certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

          Other organizations such as securities brokers and dealers, banks and trust companies that work through a Direct Participant also use DTC’s book-entry system. The rules that apply to DTC and its participants are on file with the SEC.

          A number of its Direct Participants and the New York Stock Exchange, Inc., The American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. own DTC.

          We will wire principal and interest payments to DTC’s nominee. We and the applicable trustee will treat DTC’s nominee as the owner of the global securities for all purposes. Accordingly, we, the trustee and any paying agent will have no direct responsibility or liability to pay amounts due on the global securities to owners of beneficial interests in the global securities.

          It is DTC’s current practice, upon receipt of any payment of principal or interest, to credit Direct Participants’ accounts on the payment date according to their respective holdings of beneficial interests in the global securities as shown on DTC’s records. In addition, it is DTC’s current practice to assign any consenting or voting rights to Direct Participants whose accounts are credited with securities on a record date. The customary practices between the participants and owners of beneficial interests will govern payments by participants to owners of beneficial interests in the global securities and voting by participants, as is the case with securities held for the account of customers registered in “street name.” However, payments will be the responsibility of the participants and not of DTC, the Trustee or us.

          According to DTC, the foregoing information with respect to DTC has been provided to the Direct Participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

          Securities represented by a global certificate will be exchangeable for definitive securities with the same terms in authorized denominations only if:

-    DTC notifies us that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and a successor depositary is not appointed by us within 90 days; or

-    we determine not to require all of the securities of a series to be represented by a global security and notify the Trustee of our decision.

PLAN OF DISTRIBUTION

          We may sell the securities (a) through agents; (b) through underwriters or dealers; or (c) directly to one or more purchasers.

By Agents

          Securities may be sold on a continuing basis through agents designated by us. The agents will agree to use their reasonable efforts to solicit purchases for the period of their appointment.

          The applicable prospectus supplement will set forth the terms under which the securities are offered, including the name or names of any underwriters, the purchase price of the securities and the proceeds to us from the sale, any underwriting discounts and other items constituting underwriters’ compensation, any initial offering price and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

          Any initial offering price and any discounts, concessions or commissions allowed or reallowed or paid to dealers may be changed from time to time.

          The Agents will not be obligated to make a market in the securities. We cannot predict the amount of trading or liquidity of the securities.

By Underwriters

          If underwriters are used in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if any are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Direct Sales

          We may also sell securities directly. In this case, no underwriters or agents would be involved.

General Information

          Underwriters, dealers, and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act of 1933 (the “Act”), and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Act.

          We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Act.

          Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of their businesses.

LEGAL OPINIONS

          Our counsel, Hunton & Williams LLP, New York, New York, and one of our lawyers, Jeffrey D. Cross or Thomas G. Berkemeyer, Deputy General Counsel and Associate General Counsel, respectively, of American Electric Power Service Corporation, our service company affiliate, will each issue an opinion about the legality of the securities for us. Dewey Ballantine LLP, New York, NY will issue an opinion for the agents or underwriters. From time to time, Dewey Ballantine LLP acts as counsel to our affiliates for some matters.

          Certain matters of Delaware law relating to the validity of the Trust Preferred Securities, the enforceability of the trust agreement and the creation of the trusts will be passed upon by Richards Layton & Finger, P.A., Wilmington, Delaware.

EXPERTS

          The consolidated financial statements, the related consolidated financial statement schedule, and management’s report on the effectiveness of internal control over financial reporting of the Company and its subsidiaries incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, as amended by the Company’s Form 10-K/A, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the consolidated financial statements and include an explanatory paragraph referring to the adoption of new accounting pronouncements in 2002, 2003 and 2004; (2) express an unqualified opinion on the consolidated financial statement schedule; (3) express an unqualified opinion on management’s assessment regarding the effectiveness of internal control over financial reporting; and (4) express an unqualified opinion on the effectiveness of internal control over financial reporting), have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

$

AMERICAN ELECTRIC POWER COMPANY, INC.

% Junior Subordinated Debentures

PROSPECTUS SUPPLEMENT

Joint Structuring Advisors and Joint Book-Running Managers

Citi		Merrill Lynch & Co.
Joint Book-Running Managers

Morgan Stanley	UBS Investment Bank	Wachovia Securities

Co-Manager

Goldman, Sachs & Co.

March    , 2008